EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER


                                     Among


                        ZOI INTERACTIVE TECHNOLOGIES, INC.,


                   CET SERVICES INC., a California corporation,


                        INTERACTIVE ACQUISITION CORPORATION


                                      and


               CET SERVICES OF NEVADA, INC., a Nevada corporation


                           Dated as of February 16, 2007



                                TABLE OF CONTENTS



ARTICLE I  DEFINITIONS                                                1

SECTION 1.01.       Certain Defined Terms                             1

ARTICLE II  THE MERGER                                                9

SECTION 2.01.       The Merger                                        9
SECTION 2.02.       Effective Time; Closing                          10
SECTION 2.03.       Effect of the Merger                             10
SECTION 2.04.       Articles of Incorporation; Bylaws of
                      Surviving Corporation                          10
SECTION 2.05.       Directors and Officers                           10
SECTION 2.06.       Effect on Securities                             10
SECTION 2.07.       Dissenting Shares                                11
SECTION 2.08.       Surrender of Certificates                        12
SECTION 2.09.       No Further Ownership Rights in Zoi Common
                      Stock                                          14
SECTION 2.10.       Lost, Stolen or Destroyed Certificates           14
SECTION 2.11.       Taking of Necessary Action; Further Action       14
SECTION 2.12.       Tax Consequences                                 14
SECTION 2.13.       Reincorporation Merger                           15

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF Zoi                   16

SECTION 3.01.       Organization, Authority and Qualification of
                       Zoi                                           16
SECTION 3.02.       Capital Stock of Zoi; Ownership of the Shares    17
SECTION 3.03.       Subsidiaries                                     17
SECTION 3.04.       Corporate Books and Records                      19
SECTION 3.05.       No Conflict                                      19
SECTION 3.06.       Governmental Consents and Approvals              19
SECTION 3.07.       Financial Information/Books and Records          19
SECTION 3.08.       No Undisclosed Liabilities                       20
SECTION 3.09.       Receivables; Inventory                           20
SECTION 3.10.       Conduct in the Ordinary Course; Absence
                      of Certain Changes, Events and Conditions      21
SECTION 3.11.       Litigation                                       23
SECTION 3.12.       Certain Interests                                23
SECTION 3.13.       Compliance with Laws                             24
SECTION 3.14.       Environmental and Other Permits and
                      Licenses; Related Matters                      24
SECTION 3.15.       Material Zoi Contracts                           25
SECTION 3.16.       Intellectual Property                            27
SECTION 3.17.       Real Property                                    30
SECTION 3.18.       Tangible Assets                                  30
SECTION 3.19.       Customers                                        31
SECTION 3.20.       Employee Benefit Plans; Employment Agreements    31
SECTION 3.21.       Labor Matters                                    32
SECTION 3.22.       Key Employees                                    32
SECTION 3.23.       Taxes                                            33
SECTION 3.24.       Insurance                                        34
SECTION 3.25.       Brokers                                          34
SECTION 3.26.       Approval Requirements                            34

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY,           35
   MERGER SUB AND CET-NEVADA

SECTION 4.01.       Organization and Good Standing                   35
SECTION 4.02.       Charter Documents                                35
SECTION 4.03.       Capital Structure                                35
SECTION 4.04.       Subsidiaries                                     37
SECTION 4.05.       Authority                                        37
SECTION 4.06.       Conflicts                                        37
SECTION 4.07.       Consents                                         38
SECTION 4.08.       SEC Filings; Financial Statements                38
SECTION 4.09.       Absence of Certain Changes or Events             40
SECTION 4.10.       Taxes                                            43
SECTION 4.11.       Intellectual Property                            44
SECTION 4.12.       Compliance; Permits; Restrictions                45
SECTION 4.13.       Litigation                                       46
SECTION 4.14.       Brokers' and Finders' Fees                       46
SECTION 4.15.       Employee Benefit Plans                           46
SECTION 4.16.       Title to Properties                              48
SECTION 4.17.       Environmental Matters                            49
SECTION 4.18.       Agreements, Contracts and Commitments            50
SECTION 4.19.       The Proxy Statement; Other Filings               51
SECTION 4.20.       Board Approval                                   51
SECTION 4.21.       State Takeover Statutes                          51
SECTION 4.22.       Transactions with Affiliates                     51
SECTION 4.23.       Insurance                                        52

ARTICLE V  CONDUCT PRIOR TO THE CLOSING DATE                         52

SECTION 5.01.       Conduct of Business                              52
SECTION 5.02.       Access to Information                            53
SECTION 5.03.       Regulatory and Other Authorizations; Notices
                      and Consents                                   53
SECTION 5.04.       Notice of Developments                           54
SECTION 5.05.       No Solicitation or Negotiation by the Company    54
SECTION 5.06.       No Solicitation or Negotiation by Zoi            55
SECTION 5.07.       Further Action                                   55
SECTION 5.08.       Conduct of Business by Zoi                       55

ARTICLE VI  ZOI STOCK OPTIONS, WARRANTS AND CONVERTIBLE DEBT         56

SECTION 6.01.       Zoi Stock Options                                56

ARTICLE VII   ADDITIONAL AGREEMENTS                                  56

SECTION 7.01.       Securities Filings                               56
SECTION 7.02.       Zoi Shareholder Approval.                        56
SECTION 7.03.       Company Proxy Statement; Other Filings           56
SECTION 7.04.       Company Meeting of Shareholders                  57
SECTION 7.05.       AMEX Listing                                     58
SECTION 7.06.       Exemption from Registration                      58
SECTION 7.07.       Form S-8                                         58
SECTION 7.08.       10-KSB                                           58
SECTION 7.09.       Directors' and Officers' Indemnification         58
SECTION 7.10.       Time and Responsibility Schedule                 58
SECTION 7.11.       Reserved                                         58
SECTION 7.12.       Board of Directors and Officers                  58
SECTION 7.13        Resale Restriction Agreements                    59
SECTION 7.14.       Agreement Not to Dissent                         59

ARTICLE VIII  CONDITIONS TO CLOSING                                  59

SECTION 8.01.       Conditions to Obligations of Each Party          59
SECTION 8.02.       Conditions to Obligations of Zoi                 60
SECTION 8.03.       Conditions to Obligations of the Company and
                       Merger Sub                                    62
SECTION 8.04        Disclosure Schedule Updates                      63

ARTICLE IX  TERMINATION AND WAIVER                                   63

SECTION 9.01.       Termination                                      64
SECTION 9.02.       Effect of Termination                            64
SECTION 9.03.       Waiver                                           65

ARTICLE XI GENERAL PROVISIONS                                        65

SECTION 10.01.      Non-Survival of Representations and Warranties   65
SECTION 10.02.      Expenses                                         65
SECTION 10.03.      Notices                                          65
SECTION 10.04.      Public Announcements                             66
SECTION 10.05.      Headings                                         66
SECTION 10.06.      Severability                                     66
SECTION 10.07.      Entire Agreement                                 67
SECTION 10.08.      Assignment                                       67
SECTION 10.09.      No Third Party Beneficiaries                     67
SECTION 10.10.      Amendment                                        67
SECTION 10.11.      Governing Law                                    68
SECTION 10.12.      Counterparts                                     68

Exhibit A          Form of Voting Agreement


                           AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of February 16, 2007 (the "Agreement"), among CET Services, Inc., a California corporation (the "Company"), Interactive Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of the Company ("Merger Sub"), Zoi Interactive Technologies, Inc, a Nevada corporation ("Zoi"), and CET Services of Nevada, Inc., a Nevada Corporation ("CET-Nevada").

                                   RECITALS

     A. The Boards of Directors of Zoi and the Company have each determined that it is in the best interests of their respective shareholders for the Company and Zoi to enter a business combination transaction pursuant to which Merger Sub will merge with and into Zoi (the "Merger"), with Zoi continuing after the Merger as the surviving corporation and wholly owned subsidiary of the Company.

     B. The parties desire that prior to the Merger the Company reincorporate from the State of California to the State of Nevada by merging with and into CET-Nevada, as set forth in Section 2.13 of this Agreement.

     C. The Board of Directors of the Company (i) has approved this Agreement, the Merger, the Reincorporation Merger and the other transactions contemplated by this Agreement and (ii) has determined to recommend the approval of this Agreement, the Merger, the Reincorporation Merger and the issuance of shares of Company Common Stock to the shareholders of Zoi pursuant to the terms of the Merger.

     D. The Board of Directors of Zoi (i) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has determined to recommend the approval of this Agreement and the Merger by the shareholders of Zoi.

     E. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Zoi to enter into this Agreement, Steven Davis, the Company's Chief Executive Officer, is entering into a Voting Agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

     F. The parties hereto intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code (as defined herein).

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Zoi, the Company, Merger Sub and CET-Nevada hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Agreement and Plan of Merger, dated as of February 16, 2007, among Zoi, the Company and CET-Nevada and all amendments hereto made in accordance with the provisions of Section 10.10.

          "AMEX" or "ASE" means the American Stock Exchange.

          "Articles of Merger" has the meaning specified in Section 2.02.

          "California Common Stock" has the meaning specified in Section
2.12(c).

          "California Law" means the California Corporations Code.

          "California Reincorporation Articles of Merger"  Section 2.12(a).

          "California Stock Option" has the meaning specified in Section
2.12(d).

          "Certificates" has the meaning specified in Section 2.08(c).

          "CET-Nevada" has the meaning specified in the recitals to this Agreement.

          "Closing" has the meaning specified in Section 2.02.

          "Closing Date" has the meaning specified in Section 2.02.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning specified in the recitals to this Agreement.

          "Company Balance Sheet" has the meaning specified in Section
4.08(b).

          "Company Common Stock" means the common stock of the Company.

          "Company Disclosure Schedules" has the meaning specified in Article
4.

          "Company Employee" has the meaning specified in Section 4.15(a).

          "Company Equity Incentive Plan" means the Company's 2007 Equity Incentive Plan, which has been approved by the Company's Board of Directors and that will become effective upon satisfaction of both (i) approval of the Company's shareholders of the Company Equity Incentive Plan and (ii) the occurrence of the Closing.

          "Company Financials" has the meaning specified in Section 4.08(b).

          "Company Intellectual Property" has the meaning specified in
Section 4.11(a).

          "Company Lease" has the meaning specified in Section 4.16(a).

          "Company Leased Property" has the meaning specified in Section
4.16(a).

          "Company Permits" has the meaning specified in Section 4.12(b).

          "Company Plans" has the meaning specified in Section 4.15(a).

          "Company Registered Intellectual Property" has the meaning specified in Section 4.11(a).

          "Company Returns" has the meaning specified in Section 4.10.

          "Company SEC Reports" has the meaning specified in Section 4.08(a).

          "Company Shareholders' Meeting" has the meaning specified in
Section 7.03.

          "Company Options" means the all options to purchase, acquire or otherwise receive shares of Company Common Stock (whether or not vested) held by current or former employees or directors of or consultants to the Company and excluding all Company Warrants.

          "Company Non-Plan Options" means Company Options other than Company Plan Options.

          "Company Plan Options" means Company Options granted pursuant to the Company Stock Option Plan.

          "Company Stock Option Plan" means the Company's Incentive Stock Option Plan.

          "Company Warrants" means all warrants to purchase, acquire or otherwise receive shares of Company capital stock (whether or not vested) other than Company Options.

          "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Dissenting Shares" has the meaning specified in Section 2.07(a).

          "Effective Time" has the meaning specified in Section 2.02.

          "Effective Time Price" means the average of the last reported sales price of the Company's Common Stock as reported by the Trading Market for the 10 consecutive trading days up to and including the trading day immediately preceding the date of the Effective Time.

          "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environment" means surface waters, groundwaters, soil, subsurface strata and air.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notice of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment, including, without limitation, (a) by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Laws" means any Law, now or hereafter in effect and as amended, and any judicial, administrative or otherwise binding interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. SS6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. SS 6901 et seq.; the Clean Water Act,33 U.S.C. SS 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. SS 2601 et seq.; the Clean Air Act, 42 U.S.C. SS 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. SS 300f et seq.; the Atomic Energy Act, 42 U.S.C. SS 2011 et seq; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. SS 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. SS 301 et seq.

          "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

          "ERISA" has the meaning specified in Section 3.20(a).

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any successor statute thereto.

          "Exchange Agent" has the meaning specified in Section 2.08(a).

          "Exchange Ratio" means an amount equal to the quotient of (A) the Merger Shares divided by (B) the number of outstanding shares of Zoi Common Stock immediately prior to the Effective Time.

          "Financial Statements" has the meaning specified in Section
3.07(a).

          "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, and (b) any other chemicals, materials or substances defined or regulated as "hazardous" or "toxic" or words of similar import, under any applicable Environmental Law.

          "Hazardous Material Activities" has the meaning specified in
Section 4.17(b).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indebtedness" means, without duplication with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables created in the ordinary course of business), (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), and (h) all Indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Intellectual Property" means all of the following: (i) U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same (the "Trademarks"); (ii) issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights (the "Patents"); (iii) U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases) rights of publicity and all registrations and applications to register the same (the "Copyrights"); (iv) U.S. and foreign rights in any semiconductor chip product works or "mask works" as such term is defined in 17 U.S.C. 901, et seq. and any registrations or applications therefor ("Mask Works"); (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information; (vi) all License and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, Copyrights or Mask Works, or Licenses and agreements pursuant to which the Company has Licensed or transferred the right to use any of the foregoing ("Licenses").

          "IRS" means the Internal Revenue Service of the United States.

          "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Material Adverse Effect when used with reference to an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its Subsidiaries taken as a whole; provided, however, that a Material Adverse Effect will not exist as a result of circumstances that are demonstrated to have resulted directly from the public announcement of the Merger.

          "Material Company Contracts" has the meaning specified in Section 4.18(b).

          "Material Zoi Contracts" has the meaning specified in Section
3.15(a).

          "Merger Consideration" has the meaning specified in Section
2.06(a).

          "Merger Shares" means a number of shares of Company Common Stock equal to the product of (i) 34,899,236 shares of Company Common Stock and
(ii) the quotient obtained by dividing (A) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time plus the number of shares of Company Common Stock that are repurchased by the Company from the date of this Agreement through time immediately prior to the Effective Time by (B) the number of outstanding shares of Company Common Stock at the close of business on the date of this Agreement.

          "Multiemployer Plan" has the meaning specified in Section 3.20(b).

          "Multiple Employer Plan" has the meaning specified in Section
3.20(b).

          "Nevada Common Stock" has the meaning specified in Section 2.12(c).

          "Nevada Law" means the General Corporation Law of the State of
Nevada.

          "Nevada Reincorporation Articles of Merger" has the meaning specified in Section 2.12(a).

          "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable or for taxes, assessments and governmental charges or levies that are being contested in good faith; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $10,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on and imperfections to title to real property and other Encumbrances that (i) do not render title to the property encumbered thereby uninsurable and (ii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current purposes; and (e) Encumbrances related to purchase money mortgages and conditional sales contracts entered into in the ordinary course of business.

          "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

          "Principal Shareholder" means Michael Calderone.

          "Proxy Statement" has the meaning specified in Section 7.03.

          "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company or any of its Subsidiaries from third parties, including, without limitation, customers, arising before the Effective Time, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

          "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "Reincorporation Effective Time" has the meaning specified in
Section 2.12(a).

          "Reincorporation Merger" has the meaning specified in Section
2.12(a).

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

          "Sarbanes-Oxley Act" has the meaning specified in Section 4.08(c).

          "SEC" means the United States Securities and Exchange Commission, or any successor agency thereto.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto.

"Shareholder Representation Letter" means a letter, in form and substance reasonably satisfactory to the Company, to be executed by the shareholders of Zoi containing provisions addressing stock ownership, securities law investment representations and such other matters consistent with this Agreement as the Company may reasonably request.

          "Subsidiary" means, with respect to any Person, all corporations, partnerships, joint ventures, associations and other entities controlled by the Person directly or indirectly through one or more intermediaries.

          "Surviving Corporation" has the meaning specified in Section 2.01.

          "Tax" or "Taxes" means any and all taxes, levies, duties, tariffs, imposts, and other similar fees or charges of any kind, foreign or domestic, (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto), imposed by any government or taxing authority, including, without limitation: taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties and tariffs.

          "Trading Market" means the market or exchanges on which the Company Common Stock is listed or quoted for trading on the date in question.

          "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "Zoi Common Stock" means the Common Stock, par value of $0.001 per share, of Zoi.

          "Zoi Convertible Debt" means any debt of Zoi that is convertible by its terms into capital stock of Zoi.

          "Zoi Convertible Note" means each instrument that provides the terms and the obligations of the Zoi Convertible Debt.

          "Zoi Disclosure Schedules" has the meaning specified in Article
III.

          "Zoi Employee Plans" has the meaning specified in Section 3.20(a).

          "Zoi ERISA Affiliate" has the meaning specified in Section 3.20(a).

          "Zoi Financial Statements" has the meaning specified in Section
3.07(a).

          "Zoi Interim Balance Sheet" has the meaning specified in Section 3.07(a).

          "Zoi Interim Financial Statements" has the meaning specified in
Section 3.07(a).

          "Zoi Material Tangible Assets" has the meaning specified in Section 3.18(a).

          "Zoi Options" shall mean all options to purchase, acquire or otherwise receive shares of Zoi Common Stock (whether or not vested) held by current or former employees, directors or consultants of Zoi and excluding Zoi Warrants.

          "Zoi Permits" has the meaning specified in Section 3.14(a).

          "Zoi Plan Options" shall mean Zoi Options granted pursuant to the Zoi Stock Option Plan.

          "Zoi Real Property" has the meaning specified in Section 3.14(b).

"Zoi Stock Option Plan" means the 2005 Equity Incentive Plan of Zoi.

"Zoi Warrants" shall mean all warrants to purchase, acquire or otherwise receive shares of Zoi Common Stock (whether or not vested) other than Zoi Options.

                                 ARTICLE II
                                 THE MERGER

     SECTION 2.01. The Merger. At the Effective Time (as defined in Section 2.02) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of California Law and Nevada Law, Merger Sub shall be merged with and into Zoi, the separate corporate existence of Merger Sub shall cease, and Zoi shall continue as the surviving corporation after the Merger. As the surviving corporation after the Merger, Zoi is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 2.02. Effective Time; Closing. Upon the terms and subject to the conditions set forth in this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Nevada in accordance with the relevant provisions of Nevada Law (the time of such filing (or such later time as may be agreed upon in writing by the parties hereto and specified in the Articles of Merger) being referred to herein as the "Effective Time") as soon as practicable on or after the Closing Date (as defined below). The closing of the Merger (the "Closing") shall take place at the offices of Weintraub Genshlea Chediak Law Corporation, 400 Capitol Mall, Eleventh Floor, Sacramento, California 95814, at a time and date to be specified by the parties hereto, which time and date shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Article VIII hereof, or at such other location, time and date as the parties hereto shall mutually agree in writing (the date upon which the Closing actually occurs being referred to herein as the "Closing Date").

     SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Zoi and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Zoi and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.04.  Articles of Incorporation; Bylaws of Surviving
Corporation.

          (a) Articles of Incorporation. The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Nevada Law and the terms of such Articles of Incorporation; provided, however, that the name of the Surviving Corporation shall be changed to "Zoi Interactive Technologies, Inc." or some other name mutually agreed upon by the Company and Zoi.

          (b) Bylaws. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Nevada Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     SECTION 2.05. Directors and Officers. The directors of Zoi immediately prior to the Effective Time shall continue to be the directors of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Zoi immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation immediately after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 2.06. Effect on Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Zoi, the Company, Merger Sub or the holders of any of the following securities, the following shall occur:

          (a) Conversion of Zoi Common Stock. Each share of Zoi Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares to be canceled pursuant to Section 2.06(b) or constituting Dissenting Shares (as defined and to the extent provided in Section 2.07(a)) shall be cancelled, extinguished and converted automatically into the right to receive the number of shares of Company Common Stock equal to the Exchange Ratio (such shares of Company Common Stock, and any cash paid in lieu of fractional shares pursuant to Section 2.06(e), being collectively referred to herein as the "Merger Consideration"), upon the surrender of the certificate representing such share of Zoi Common Stock in the manner provided in Section 2.08 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

          (b) Cancellation of Treasury Stock. Each share of Zoi Common Stock held in the treasury of Zoi, or owned by the Company, Merger Sub or any direct or indirect Subsidiary of Zoi or the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or consideration therefor.

          (c) Assumption of Zoi Options and Warrants. Each Zoi Option and each Zoi Warrant shall be assumed by the Company in accordance with
Article VI.

          (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Zoi Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock or Zoi Common Stock occurring after the date hereof and prior to the Effective Time.

          (e) Fractional Shares. No fraction of a share of Company Common Stock will be issued, but in lieu thereof each holder of shares of Zoi Common Stock who would otherwise be entitled to a fraction of a share of Company Common Stock in connection with the Merger (after aggregating all fractional shares of Company Common Stock to be received by such holder) shall receive from the Company an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Effective Time Price.

          (f) Capital Stock of Merger Sub. Each share of Common Stock, par value $0.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one (1) duly authorized and validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereafter evidence ownership of shares of capital stock of the Surviving Corporation.

          (g) Assumption of Zoi Convertible Debt. All Zoi Convertible Debt will be assumed by the Company in accordance with Article VI.

     SECTION 2.07.  Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, but subject to Section 2.07(b), any shares of capital stock of Zoi held by a holder who has exercised dissenters' rights for such shares in accordance with Nevada Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 2.06, but the holder thereof shall only be entitled to such rights as are granted by Nevada Law. Without limiting the provisions of applicable Nevada Law, from and after the Effective Time Dissenting Shares shall not be entitled to vote or to be paid dividends or distributions declared after the Effective Time.

          (b) Notwithstanding the provisions of Section 2.07(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the applicable Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares in accordance with Section 2.08.

          (c) The Company shall give Zoi (i) prompt notice of any written demands received by the Company to make payments with respect to dissenting shares of Company Common Stock in connection with the Merger, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Zoi, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     SECTION 2.08.  Surrender of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, the Company shall select U.S. Stock Transfer Corporation or any other institution reasonably satisfactory to Zoi to act as the exchange agent (the "Exchange Agent") for the Merger.

          (b) Company to Provide Company Common Stock. Promptly following the Effective Time, the Company shall make available to the Exchange Agent for exchange in accordance with this Article II, (i) the shares of Company Common Stock issuable pursuant to Section 2.06(a) hereof in exchange for all outstanding shares of Zoi Common Stock, (ii) cash in an amount sufficient to make all cash payments required to be made pursuant to
Section 2.06(e) hereof in lieu of issuing fractional shares of Company Common Stock in connection with the Merger, and (iii) any dividends or other distributions to which holders of shares of Zoi Common Stock may be entitled pursuant to Section 2.08(d) hereof (such cash, shares of Zoi Common Stock, cash in lieu of fractional shares and dividends and such other distributions being referred to herein as the "Exchange Fund").

          (c) Exchange Procedures. Promptly following the Effective Time, the Company shall cause the Exchange Agent to mail or deliver to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Zoi Common Stock whose shares were converted into the right to receive shares of Company Common Stock pursuant to Section 2.06(a), the right to receive cash in lieu of any fractional shares pursuant to Section 2.06(e) and any dividends or other distributions pursuant to Section 2.08(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Zoi may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of such Certificates and any dividends or other distributions pursuant to Section 2.08(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of such Certificates and any dividends or other distributions payable pursuant to Section 2.08(d), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all corporate purposes, subject to the terms of Section 2.08(d) as to the payment of dividends, to evidence only the right to receive Merger Consideration payable in respect of the shares of Zoi Common Stock formerly represented thereby pursuant to the terms of this
Article II, and any dividends or distributions payable pursuant to Section 2.08(d).

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time will be paid to any holders of any unsurrendered Certificates with respect to the shares of Zoi Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates in accordance with Section 2.08(c). Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such shares of Company Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Company Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that (i) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, the person requesting such exchange will have paid to the Company or any agent designated by the Company any transfer or other taxes required by reason of the issuance of a certificate for shares of Company Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Company or any agent designated by it that such tax has been paid or is not payable, and (iii) the Company shall have received, as reasonably requested by the Company, (a) written assurances regarding federal and state securities law compliance and (b) written agreements requiring any transferee of such shares to be bound by any agreements with Zoi to which the transferor of such shares is bound.

          (f) No Liability. Notwithstanding anything to the contrary in this Section 2.08, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Zoi Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)     Distribution of Exchange Fund to Surviving Corporation.
Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates on the date that is six (6) months after the Effective Time shall be delivered to Surviving Corporation upon demand, and any holders of shares of Zoi Common Stock prior to the Merger who have not theretofore surrendered their Certificates evidencing such shares of Zoi Common Stock for exchange pursuant to this Section 2.08 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Zoi Common Stock evidenced by such Certificates solely to the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to this Article II.

     SECTION 2.09. No Further Ownership Rights in Zoi Common Stock. The Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Zoi Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Zoi Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     SECTION 2.10. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Company Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 2.06(i) and the cash payable in the manner specified in
Section 2.06 hereof; provided, however, that Company may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 2.11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Zoi and Merger Sub, the officers and directors of the Company and Surviving Corporation (on behalf of Merger Sub, Zoi, the Surviving Corporation or otherwise) are fully authorized to take, and will take, all such lawful and necessary action.

     SECTION 2.12. Tax Consequences. It is intended by the parties hereto that the Merger constitute a "reorganization" within the meaning of Section 368 of the Code. In accordance therewith, the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. None of the Company, Merger Sub or Zoi shall take any action that is inconsistent with such treatment.

     SECTION 2.13.  Reincorporation Merger.

          (a) On the terms and subject to the conditions set forth in this Section 2.13, and in accordance with the California Law and the Nevada Law, including without limitation following the requisite approval by the Company's shareholders, immediately prior to the effective time, the Company shall be merged with and into CET-Nevada (the "Reincorporation Merger"), and CET-Nevada shall be the surviving corporation, and, will be referred to throughout this Agreement as the "Company." The Reincorporation Merger shall be effective as of the filing of (a) articles of merger (the "California Reincorporation Articles of Merger") executed in accordance with the relevant provisions of the California Law with the Secretary of State of the State of California, (b) articles of merger (the "Nevada Reincorporation Articles of Merger") executed in accordance with the relevant provisions of the Nevada Law with the Secretary of State of the State of Nevada, and (c) any other filings or recordings required under California Law and Nevada Law. The Reincorporation Merger shall become effective at such time as the California Reincorporation Articles of Merger are duly filed with the Secretary of State of the State of California and the Nevada Reincorporation Articles of Merger is duly filed with the Secretary of State of the State of Nevada, or at such subsequent time as the parties hereto shall agree and specify in the California Reincorporation Articles of Merger and the Nevada Reincorporation Articles of Merger (the time the Reincorporation Merger becomes effective being the "Reincorporation Effective Time").

          (b) The Reincorporation Merger shall have the effects set forth in Section 1107 of the California Law and Section 92A.250 of the Nevada law. The articles of incorporation of CET-Nevada as in effect immediately prior to the Reincorporation Effective Time shall be the articles of incorporation of the Company until thereafter changed or amended as provided therein or under the Nevada Law. The bylaws of CET-Nevada, as in effect immediately prior to the Reincorporation Effective Time, shall be the bylaws of the Company until thereafter changed or amended as provided therein or under the Nevada Law. The directors of the Company immediately prior to the Reincorporation Effective Time shall be the directors of CET-Nevada after such time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Reincorporation Effective Time shall be the officers of CET-Nevada after such time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          (c) At the Reincorporation Effective Time, by virtue of the Reincorporation Merger and without any action on the part of the holder of any shares of common stock, no par value, of the Company ("California Common Stock"): (i) each issued and outstanding share of capital stock of California Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of CET-Nevada Common Stock ("Nevada Common Stock"); (ii) each issued and outstanding share of common stock, par value $0.001 per share of CET-Nevada owned by the Company immediately prior to the Reincorporation Effective Time shall automatically be canceled and cease to exist and no consideration shall be delivered in exchange therefor; and (iii) each option, warrant, purchase right or other security of the Company issued and outstanding immediately prior to the Reincorporation Effective Time, if any, shall be converted into and shall be an identical security of CET-Nevada. The same number of shares of Nevada Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of the California Common Stock so reserved as of the Reincorporation Effective Time.

          (d) The board of directors of the Company and/or CET-Nevada, or the appropriate committee(s) thereof, shall take such action as is necessary so that, at the Reincorporation Effective Time, each outstanding option to purchase shares of California Common Stock (a "California Stock Option"), whether or not vested, shall cease to represent a right to acquire shares of California Common Stock, and shall thereafter constitute an option to acquire, on the same terms and conditions as were applicable to such California Stock Option prior to the Reincorporation Effective Time, a number of shares of CET-Nevada Common Stock equal to the number of shares of California Common Stock immediately prior to the Reincorporation Effective Time. The exercise price or base price per share of Nevada Common Stock subject to any such stock option at and after the Reincorporation Effective Time shall be an amount equal to the exercise price or base price per share of California Common Stock subject to such California Stock Option prior to the Reincorporation Effective Time. The parties will make good faith efforts to make equitable adjustments to ensure that the conversions of California Stock Options contemplated by this Section 2.12(d) comply with Section 409A of the Code.

          (e) At and after the Reincorporation Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of California Common Stock, options, warrants, purchase rights or other securities of the Company, if any, shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective Nevada Common Stock, options, warrants, purchase rights, or other securities of CET-Nevada, if any. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to CET-Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Nevada Common Stock, options, warrants, purchase rights or other securities of CET-Nevada, if any, as the case may be, evidenced by such outstanding certificate, as above provided.

          (f)     Notwithstanding any other provision of this Agreement, if
(i) the Company and Zoi agree that the Company Common Stock will most likely not be listed on AMEX following the Merger and (ii) Zoi instructs the Company in writing ("Reincorporation Notice") that the Company shall not consummate the Reincorporation Merger, then the Company and CET-Nevada shall not consummate the Reincorporation Merger.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF Zoi

     Zoi hereby represents and warrants to the Company and Merger Sub, subject to the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by Zoi to the Company concurrently with the execution and delivery hereof (the "Zoi Disclosure Schedules"), as follows:

     SECTION 3.01. Organization, Authority and Qualification of Zoi. Zoi is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Except as set forth in Section 3.01 of the Zoi Disclosure Schedules, Zoi is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the failure to be licensed or qualified would have a Material Adverse Effect on Zoi. Zoi is not in violation of any provision of its Articles of Incorporation or Bylaws. True and correct copies of the Articles of Incorporation and Bylaws of Zoi, each as in effect on the date hereof, have been made available or delivered by the Zoi to the Company. This Agreement has been duly executed and delivered by Zoi, and (assuming due authorization, execution and delivery by the Company, Merger Sub and CET-Nevada) this Agreement constitutes a legal, valid and binding obligation of Zoi enforceable against Zoi in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     SECTION 3.02.  Capital Stock of Zoi; Ownership of the Shares.

(a) The authorized capital stock of Zoi consists of 50,000,000 shares of Zoi Common Stock. As of the date hereof, (i) 18,620,000 shares of Zoi
Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 4,800,000 shares of Zoi Common Stock were reserved for issuance under the Zoi Stock Option Plan, (iii) 2,352,000 shares of Zoi Common Stock were reserved for issuance and issuable upon the exercise of outstanding Zoi Options, and (iv) 2,448,000 shares of Zoi Common Stock were available for future grant under the Zoi Stock Option Plan. None of the issued and outstanding shares of Zoi Common Stock were issued in violation of any preemptive rights. Except for the Zoi Stock Option Plan and except as disclosed in Section 3.02(a)(i) of the Zoi Disclosure Schedules, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Zoi to which Zoi is a party or obligating Zoi to issue or sell any shares of capital stock of, or any other interest in, Zoi. There are no outstanding contractual obligations of Zoi to repurchase, redeem or otherwise acquire any shares of Zoi Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except as disclosed in Section 3.02(a)(ii) of the Zoi Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which Zoi is a party or bound with respect to the voting or transfer of any of Zoi Common Stock. All outstanding shares of Zoi Common Stock have been issued in compliance in all material respects with all applicable securities laws.

          (b) Except as set forth in Section 3.02(b) of the Zoi Disclosure Schedules, the stock register of Zoi accurately records: (i) the name and last known address of each owner of record of shares of capital stock of Zoi and (ii) the certificate number of each certificate evidencing shares of capital stock issued by Zoi, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

     SECTION 3.03.  Subsidiaries.

          (a) Section 3.03(a) of the Zoi Disclosure Schedules sets forth a true and complete list of all of Zoi's Subsidiaries, listing for each such Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests by Zoi and its Subsidiaries.

          (b) There are no other corporations, partnerships, joint ventures, associations or other similar entities in which Zoi owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

          (c) Except as set forth in Section 3.03(c) of the Zoi Disclosure Schedules, each Subsidiary of Zoi that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for, in each of clauses (i), (ii) and (iii), such failures which, when taken together with all other such failures, would not have a Material Adverse Effect on Zoi. Each Subsidiary of Zoi is a corporation.

          (d) All the outstanding shares of capital stock of each Subsidiary of Zoi that is a corporation are validly issued, fully paid, non-assessable and free of preemptive rights and are owned by Zoi, whether directly or indirectly, free and clear of all Encumbrances.

          (e) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character to which Zoi or any of its Subsidiaries is a party obligating Zoi or any of its Subsidiaries to issue or sell any shares of capital stock of, or any other interest in, any of Zoi's Subsidiaries.

          (f) No Subsidiary of Zoi has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its charter or by-laws (or similar organizational documents) except for such actions which, when taken together with all other such actions, would not reasonably be likely to have a Material Adverse Effect on Zoi. True and complete copies of the charter and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each of Zoi's Subsidiaries have been made available or delivered by Zoi to the Company.

          (g) There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary of Zoi to which Zoi or any Subsidiary is a party or bound.

          (h) The stock register of each Subsidiary of Zoi that is a corporation accurately records: (i) the record owners of capital stock of such Subsidiary and (ii) the number of shares of capital stock issued to each such record owner and the date of issuance thereof.

     SECTION 3.04. Corporate Books and Records. Complete and accurate copies of all the minute books and of the stock register of Zoi and each of its Subsidiaries have been provided or made available by Zoi to the Company.

     SECTION 3.05. No Conflict. Subject to approval of the Merger and this Agreement by Zoi's Board of Directors and Zoi's shareholders (which at a minimum shall be provided by the written consent of the Principal Shareholder), assuming that all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Zoi Disclosure Schedules have been made, the execution, delivery and performance of this Agreement by Zoi do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Zoi or any of its Subsidiaries, (b) conflict with or violate any Law or Governmental Order applicable to Zoi or any of its Subsidiaries (other than conflicts and violations which could not reasonably be expected to have a Material Adverse Effect on Zoi or as would occur solely as a result of the identity or the legal or regulatory status of Zoi or any of its Affiliates), or (c) except as set forth in Section 3.05(c) of the Zoi Disclosure Schedules, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any of the assets or properties of Zoi or its Subsidiaries pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Zoi or any of its Subsidiaries is a party or by which any of such assets or properties is bound or affected.

     SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Zoi do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.06 of the Zoi Disclosure Schedules, (b) the notification requirements of the HSR Act, (c) the filing of the Articles of Merger and (d) such other consents, approvals, authorizations, orders, actions, filings and notifications the absence of which would not reasonably be expected to result in a Material Adverse Effect on Zoi.

     SECTION 3.07.  Financial Information/Books and Records.

          (a) True and complete copies of (i) the audited consolidated balance sheet of Zoi for December 31, 2005 and the related audited consolidated statements of income, retained earnings, stockholders' equity and cash flows of Zoi, together with all related notes and schedules thereto, accompanied by the reports thereon of Zoi's accountants (collectively referred to herein as the "Zoi Financial Statements") and (ii) the unaudited consolidated balance sheet of Zoi as of September 30, 2006 (the "Zoi Interim Balance Sheet"), and the related consolidated statements of income, retained earnings, stockholders' equity and cash flows of Zoi, together with all related notes and schedules thereto (collectively referred to herein as the "Zoi Interim Financial Statements") have been made available or delivered by Zoi to the Company. The Zoi Financial Statements and the Zoi Interim Financial Statement (i) were prepared in accordance with the books of account and other financial records of Zoi, (ii) present fairly in all material respects the consolidated financial condition and results of operations of Zoi and its Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Zoi and (iv) include all material adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of Zoi and its Subsidiaries and the results of the operations of Zoi and its Subsidiaries as of the dates thereof or for the periods covered thereby, except that the unaudited Zoi Interim Financial Statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount.

          (b) The books of account and other financial records of Zoi and its Subsidiaries: (i) reflect in all material respects all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of Zoi and its Subsidiaries, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

     SECTION 3.08. No Undisclosed Liabilities. There are no Liabilities of Zoi or any of its Subsidiaries required by U.S. GAAP to be recognized or disclosed on a consolidated balance sheet of Zoi and its Subsidiaries in the notes thereto, other than Liabilities (i) reflected or reserved against on the Zoi Interim Balance Sheet, (ii) disclosed in Section 3.08 of the Zoi Disclosure Schedules or (iii) incurred since the date of the Zoi Interim Balance Sheet in the ordinary course of business, consistent with the past practice, of Zoi and its Subsidiaries and which do not and could not reasonably be expected to have a Material Adverse Effect on Zoi.

     SECTION 3.09.  Receivables; Inventory.

          (a) Except to the extent, if any, reserved for on the Zoi Interim Balance Sheet, all Receivables reflected on the Zoi Interim Balance Sheet arose from the sale of inventory or services and in the ordinary course of business consistent with past practice and, except as reserved against on the Zoi Interim Balance Sheet, constitute, to Zoi's knowledge, only valid, undisputed claims of Zoi or its Subsidiaries, not subject to material and valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. All Receivables reflected on the Zoi Interim Balance Sheet (subject to the reserve for bad debts, if any, reflected on the Zoi Interim Balance Sheet) have been collected or are or could reasonably be expected to be collectible in the normal course, without resort to litigation or extraordinary collection activity.

          (b) All of the inventories of Zoi reflected on the Zoi Interim Balance Sheet and the Zoi's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with Zoi's regular inventory practices and are set forth on Zoi's books and records in accordance with the practices and principals of Zoi consistent with the method of treating said items in prior periods. The presentation of inventory on the Zoi Interim Balance Sheet conforms to U.S. GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

     SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the date of the Zoi Interim Balance Sheet, except as disclosed in Section 3.10 of the Zoi Disclosure Schedules, the business of Zoi and its Subsidiaries has been conducted in the ordinary course and consistent with past practice. Except as disclosed in Section
3.10 of the Zoi Disclosure Schedules, since the date of the Zoi Interim Balance Sheet, neither Zoi nor any of its Subsidiaries has:

     (i) permitted or allowed any of the material assets or material properties (whether tangible or intangible) of Zoi or any of its Subsidiaries to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Effective Time;

     (ii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Zoi Interim Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the date of the Zoi Interim Balance Sheet;

     (iii) except in the ordinary course of business consistent with past practice, made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

     (iv) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of Zoi or any of its Subsidiaries or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Zoi Subsidiary solely to Zoi;

     (v) made any material changes in the customary methods of operations of Zoi or any of its Subsidiaries, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing;

     (vi) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets material to Zoi and its Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice;

     (vii) made any capital expenditure or commitment for any capital expenditure in excess of $250,000 individually or $3,000,000 in the aggregate;

     (viii) sold, transferred, leased, subleased, licensed or otherwise disposed of any material properties or material assets, real, personal or mixed material to Zoi and its Subsidiaries taken as a whole but excluding the sale of inventories in the ordinary course of business consistent with past practice;

     (ix) except for exercises and conversions of securities outstanding on the date of the Zoi Interim Balance Sheet and customary stock option grants (covering no greater than 300,000 shares of Zoi Common Stock) for new hires and existing employees consistent with past practice, issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, Zoi or any of its Subsidiaries;

     (x) entered into any material agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

     (xi) (A) other than as contemplated by this Agreement, granted any material increase, or announced any material increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Zoi or any of its Subsidiaries to any of its employees, including, without limitation, any increase or change pursuant to any Zoi Employee Plan or (B) established or increased or promised to increase any benefits under any Zoi Employee Plan, in either case except as required by Law or any existing agreement and/or involving ordinary increases consistent with the past practices of Zoi or such Subsidiary;

     (xii) materially written down or materially written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any inventories or Receivables or revalued any assets of Zoi or any of its Subsidiaries other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

     (xiii) amended, terminated, cancelled or compromised any material claims of Zoi or any of its Subsidiaries or waived any other rights of substantial value to Zoi or any of its Subsidiaries;

     (xiv) made any change in any method of accounting or accounting practice or policy used by Zoi or any Subsidiary of Zoi, other than such changes required by U.S. GAAP;

     (xv) allowed any Permit or Environmental Permit that was issued or relates to Zoi or any Subsidiary of Zoi or otherwise relates to any asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Effective Time, except for such lapses, terminations or failures which could not reasonably be expected to have a Material Adverse Effect on Zoi;

     (xvi) materially amended, modified or consented to the termination of, any Material Zoi Contract or Zoi's or any of its Subsidiaries' rights thereunder;

     (xvii) amended or restated the Articles of Incorporation or the Bylaws (or other organizational documents) of Zoi or any of its Subsidiaries;

     (xviii) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than ten (10) employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

     (xix) made any express or deemed election (other than an election pursuant to Section 341(f) of the Code) or settled or compromised any liability, with respect to Taxes of Zoi or any of its Subsidiaries;

     (xx) suffered any casualty loss or damage with respect to any asset which individually has a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

     (xxi) received notice of any claim of ownership by a third party of Zoi Intellectual Property or of infringement by Zoi of any third party's Intellectual Property rights;

     (xxii) materially changed the pricing or royalties set or charged by Zoi to its customers or licensees or been the subject of a material change in pricing or royalties set or charged with regard to the licensed Zoi Intellectual Property; or

     (xxiii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 except as is expressly contemplated by this Agreement.

     SECTION 3.11. Litigation. Except as set forth in Section 3.11 of the Zoi Disclosure Schedules (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against Zoi or any of its Subsidiaries (or by or against Zoi or any Affiliate thereof and relating to Zoi or any of its Subsidiaries), or affecting any of their material assets, pending before any Governmental Authority (or, to the knowledge of Zoi, threatened to be brought by or before any Governmental Authority) that could reasonably be expected to have a Material Adverse Effect on Zoi. None of the matters disclosed in Section 3.11 of the Zoi Disclosure Schedules has or has had a Material Adverse Effect on Zoi or could reasonably be expected to materially adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.
Except as set forth in Section 3.11 of the Zoi Disclosure Schedules, none of Zoi, the Subsidiaries of Zoi nor any of their material assets are subject to any Governmental Order (nor, to the knowledge of Zoi are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect on Zoi since the date of the Zoi Interim Balance Sheet.

     SECTION 3.12.  Certain Interests.

          (a) Except as disclosed in Section 3.12(a) of the Zoi Disclosure Schedules, no officer or director of Zoi or any Subsidiary of Zoi and no relative or spouse (or relative of such spouse) who resides with, any such officer or director:

          (i) has any material direct or indirect financial interest in any competitor, supplier or customer of Zoi or any Subsidiary of Zoi, provided, however, that the ownership of debt securities or the ownership of equity securities representing no more than ten percent of the outstanding voting power of any competitor, supplier or customer, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other material connection or relationship with such competitor, supplier or customer;

          (ii) owns, directly or indirectly, in whole or in part, or has any other material interest in any material tangible or intangible property which Zoi or any Subsidiary of Zoi uses or has used in the conduct of its business or otherwise; or

          (iii) has outstanding any material Indebtedness to Zoi or any Subsidiary of Zoi.

          (b) Except as disclosed in Section 3.12(b) of the Zoi Disclosure Schedules, neither Zoi nor any Subsidiary of Zoi has any material Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of Zoi or any Subsidiary of Zoi or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

     SECTION 3.13.  Compliance with Laws.

          (a) Except as set forth in Section 3.13(a) of the Zoi Disclosure Schedules, Zoi and its Subsidiaries have each conducted and continue to conduct their business in substantial compliance with all Laws and Governmental Orders applicable to Zoi or any of its Subsidiaries or any of their material assets, and neither Zoi nor any Subsidiary of Zoi is in material violation of any such Law or Governmental Order. To the knowledge of Zoi, none of Zoi, any Subsidiary nor any officer, director, employee, agent or representative of Zoi or any Subsidiary has, on behalf of Zoi, furthered or supported any foreign boycott in violation of the Anti-Boycott laws and regulations promulgated pursuant to the Export Administration Act of 1979 (50 U.S.C.A. Appx S 2407, and regulations promulgated thereunder).

          (b) Section 3.13(b) of the Zoi Disclosure Schedules sets forth a brief description of each material Governmental Order applicable to Zoi or any Subsidiary of Zoi or any of their material assets, and no such Governmental Order has or has had a Material Adverse Effect on Zoi.

     SECTION 3.14.  Environmental and Other Permits and Licenses; Related
Matters.

          (a) Except as disclosed in Section 3.14(a)(i) of the Zoi Disclosure Schedules, Zoi and its Subsidiaries currently hold all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Zoi Permits"), including, without limitation, Environmental Permits, which are material to the operation of each material asset of Zoi and its Subsidiaries, and all such Zoi Permits are in full force and effect. Section 3.14(a)(ii) of the Zoi Disclosure Schedules sets forth those Zoi Permits the absence of which would have a Material Adverse Effect on Zoi. Except as disclosed in
Section 3.14(a)(iii) of the Zoi Disclosure Schedules, to Zoi's knowledge, there is no existing practice, action or activity of Zoi or any Subsidiary of Zoi and, to Zoi's knowledge, no existing condition of the assets of Zoi or any Subsidiary of Zoi which will give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law. None of Zoi or any Subsidiary of Zoi has received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Zoi Permit or providing written notice of violations under any Law. Except as disclosed in
Section 3.14(a)(iv) of the Zoi Disclosure Schedules, Zoi and each Subsidiary of Zoi is in all material respects in compliance with the Zoi Permits and the requirements of the Zoi Permits. Section 3.14(a)(v) of the Zoi Disclosure Schedules identifies all Zoi Permits that are nontransferable or which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

          (b) Except as disclosed in Section 3.14(b) of the Zoi Disclosure Schedules, (i) to the knowledge of Zoi, Hazardous Materials have not been treated, stored, disposed of or transported to or from, or Released on any real property owned or leased by Zoi or any of its Subsidiaries (the "Zoi Real Property") or, to the knowledge of Zoi, any property adjoining any such real property; (ii) Zoi and its Subsidiaries have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Laws and Environmental Permits; (iii) there are no past, pending or, to Zoi's knowledge, threatened Environmental Claims against Zoi, any Subsidiary of Zoi, or any Zoi Real Property; (iv) no Zoi Real Property or, to the knowledge of Zoi, any property adjoining any Zoi Real Property, is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites requiring investigation or cleanup; and (v) to Zoi's knowledge, neither the Zoi nor any Subsidiary of Zoi has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any Environmental Claim.

          (c) Except as disclosed in Section 3.14(c) of the Zoi Disclosure Schedules, to Zoi's knowledge, there are no circumstances with respect to any Zoi Real Property or other asset or the operation of Zoi's business which could reasonably be anticipated (i) to form the basis of an Environmental Claim against Zoi, any Subsidiary of Zoi or any Zoi Real Property or asset of Zoi or (ii) to cause such Zoi Real Property or asset to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

     SECTION 3.15.  Material Zoi Contracts.

          (a) Section 3.15(a) of the Zoi Disclosure Schedules lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of Zoi and its Subsidiaries (such contracts and agreements, together with all contracts and agreements listed or otherwise disclosed in Section 3.17(a) or 3.17(b) of the Zoi Disclosure Schedules to which Zoi or any of its Subsidiaries is a party and all material agreements relating to Intellectual Property set forth in Section 3.15(a) of the Zoi Disclosure Schedules, being "Material Zoi Contracts"):

          (i) each contract or agreement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Zoi or any Subsidiary of Zoi under the terms of which Zoi or any Subsidiary of Zoi: (A) is likely to pay or otherwise give consideration of more than $200,000 in the aggregate during the calendar year ended December 31, 2006 or (B) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate over the remaining term of such contract;

          (ii) each contract and agreement for the sale of Inventory or other personal property or for the furnishing of services by Zoi or any Subsidiary of Zoi which: (A) is likely to involve consideration of more than $500,000 in the aggregate during the calendar year ended December 31, 2006 or (B) is likely to involve consideration of more than $2,000,000 in the aggregate over the remaining term of the contract;

          (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which Zoi or any Subsidiary of Zoi is a party;

          (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which Zoi or any Subsidiary of Zoi is a party and which are not cancelable without penalty or further payment and without more than 90 days' notice;

          (v) all contracts and agreements relating to Indebtedness in excess of $100,000 of Zoi or any Subsidiary of Zoi;

          (vi) all material contracts and agreements with any Governmental Authority to which Zoi or any Subsidiary of Zoi is a party;

          (vii) all contracts and agreements to which Zoi or any Subsidiary of Zoi is a party that limit or purport to limit the ability of Zoi or any Subsidiary of Zoi to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (viii) all contracts and agreements between or among Zoi and any Affiliate of Zoi that will survive (in whole or in part) the Effective Time;

          (ix) all contracts and agreements providing for benefits under any Zoi Employee Plan, other than option agreement granted under the Zoi Stock Option Plan;

          (x) any material distribution, joint marketing or development agreement currently in force under which Zoi or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
(90) days or less, or any material agreement pursuant to which Zoi or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Zoi or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (xi) all contracts and agreements under which Zoi has obtained or will obtain Intellectual Property that is a material component of any of Zoi's products or services or that is necessary to develop, test, support, modify, maintain, reproduce, distribute, license or sell Zoi's products or provide Zoi's services;

          (xii) all contracts and agreements that in any way substantially limit or restrict or would substantially limit and restrict Zoi's or, immediately after the Effective Time, Zoi's or its subsidiaries' ability to use, modify, display, reproduce, distribute, license or sell Zoi's products or provide Zoi's services; and

          (xiii) all other contracts and agreements whether or not made in the ordinary course of business, which are material to Zoi, any Subsidiary of Zoi or the conduct of Zoi's business or the absence of which would have a Material Adverse Effect on Zoi.

          For purposes of this Section 3.15 and Sections 3.16, 3.17 and 3.18, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

          (b) Except as disclosed in Section 3.15(b) of the Zoi Disclosure Schedules, each Material Zoi Contract: (i) is valid and binding on Zoi any Subsidiary of Zoi which is a party thereto and, to the knowledge of Zoi, the other parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.06 of the Zoi Disclosure Schedules are not obtained, shall be in full force and effect without material penalty or other material adverse consequence. Neither Zoi nor any Subsidiary of Zoi is in material breach of, or default under, any Material Zoi Contract.

          (c) Except as disclosed in Section 3.15(c) of the Zoi Disclosure Schedules, to Zoi's knowledge, no other party to any Material Zoi Contract is in material breach thereof or default hereunder.

          (d) Except as disclosed in Section 3.15(d) of the Zoi Disclosure Schedules, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of Zoi or any Subsidiary of Zoi which are material to Zoi and its Subsidiaries.

     SECTION 3.16.  Intellectual Property.

          (a) Section 3.16(a) of the Zoi Disclosure Schedules contains an accurate and complete listing setting forth (x) all registered Trademarks, Patents, Copyrights and registered Mask Works (as each such term is hereinafter defined) which are owned by Zoi or any of its Subsidiaries and
(y) all Licenses to which Zoi or any of its Subsidiaries is a party (other than shrink-wrap software and databases licensed to Zoi or to any of its Subsidiaries under nonexclusive software Licenses granted to end-user customers by third parties in the ordinary course of business of such third parties' businesses) that are material to the business and properties of Zoi or its Subsidiaries, such schedule indicating, as to each such License, whether Zoi or any of its Subsidiaries is the licensee or licensor.

          (b) Except as set forth in Section 3.16(b)(i) of the Zoi Disclosure Schedules, neither Zoi nor any of its Subsidiaries is under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for the use of any Intellectual Property used in or necessary for its business as currently conducted or as currently proposed to be conducted. None of the Intellectual Property owned by Zoi or by any of its Subsidiaries, or to Zoi's knowledge, licensed to Zoi or to any of its Subsidiaries, is subject to any outstanding judgment, order, decree, stipulation, injunction or charge. Except as set forth in Section 3.16(b)(ii) of the Zoi Disclosure Schedules, there is no complaint, action, suit, proceeding, hearing, investigation or demand pending or, to Zoi's knowledge, threatened, which challenges the legality, validity, enforceability, or Zoi's or any of its Subsidiaries' use or ownership of any of the Intellectual Property owned by Zoi or any of its Subsidiaries or, to Zoi's knowledge, licensed to Zoi or to any of its Subsidiaries. Neither Zoi nor any of its Subsidiaries has agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to any Intellectual Property, except as may be contained within agreements for the sale of Zoi's products in the ordinary course or the Licenses set forth in Section 3.16(a) of Zoi Disclosure Schedules.

          (c) No material breach or material default (or event which with notice or lapse of time or both would result in a material event of default) by Zoi or any of its Subsidiaries exists or has occurred under any material License or other material agreement pursuant to which Zoi or any of its Subsidiaries uses any Intellectual Property owned by a third party or has granted any third party the right to use its Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default), result in a forfeiture under, or constitute a basis for termination of any such License or other agreement.

          (d) Zoi and its Subsidiaries own or have the right to use all items of Intellectual Property set forth in Section 3.16(a) of the Zoi Disclosure Schedules and own or have the right to use each material item of Intellectual Property necessary to provide, produce, use, sell and License the services and products currently provided, produced, used, sold and licensed by Zoi and its Subsidiaries and to conduct the business of Zoi and its Subsidiaries as presently conducted, free and clear of all Encumbrances (excluding licenses and related restrictions granted in the ordinary course), provided that Zoi makes no warranty with respect to infringement of intellectual property rights of third parties except as expressly provided in
Section 3.16(e) .

          (e) To Zoi's knowledge, except as set forth in Section 3.16(e) of the Zoi Disclosure Schedules, the conduct of Zoi's and its Subsidiaries' business, the Intellectual Property owned or used by Zoi and its Subsidiaries, and the products or services produced, sold or licensed by or under development by Zoi and its Subsidiaries do not infringe any Intellectual Property rights or any other proprietary right of any Person or give rise to any obligations to any Person as a result of co-authorship, coinventorship, or an express or implied contract for any use or transfer. Except as set forth in Section 3.16(e) of the Zoi Disclosure Schedules, Zoi and its Subsidiaries have received no notice or have any knowledge of any allegations or threats that Zoi's and its Subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party, and to Zoi's knowledge, no basis exists for any such allegations or threats.

          (f) Except as set forth on Section 3.16(f) of the Zoi Disclosure Schedules, neither Zoi nor any of its Subsidiaries has sent or otherwise communicated to any other person any notice, charge, claim or assertion of any present, impending or threatened infringement by any other Person of any Intellectual Property of Zoi and its Subsidiaries or any Intellectual Property that Zoi has the right to use.

          (g) None of Zoi's and its Subsidiaries' products or services incorporate, are based upon or are derived or adapted from, any Intellectual Property of any other person in violation of any statutory or other legal obligation or any agreement to which Zoi and its Subsidiaries is a party or by which it is bound.

          (h) All of Zoi's and its Subsidiaries' Patents, Trademarks and Copyrights that are material to the conduct of Zoi's business issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries have been so duly registered, filed in or issued, as the case may be, have been properly maintained and renewed in all material respects in accordance with all applicable provisions of law and administrative regulations, and Zoi and its Subsidiaries, as the case may be, are the record owners thereof. Zoi and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property, and, to Zoi's knowledge, there have been no acts or omissions by Zoi or its Subsidiaries, the result of which would be to compromise the rights of Zoi or its Subsidiaries to apply for or enforce appropriate legal protection of such Intellectual Property.

          (i) Except as described in Section 3.16(i) of the Zoi Disclosure Schedules, substantially all of Zoi's and its Subsidiaries' employees and agents and independent contractors retained by Zoi or any of its Subsidiaries and each of Zoi's and its Subsidiaries' officers and directors has entered into a written agreement with Zoi or any of its Subsidiaries (x) providing that all of Zoi's and its Subsidiaries' Intellectual Property is confidential and proprietary to Zoi or any of its Subsidiaries, and (y) obligating the disclosure and transfer to Zoi or any of its Subsidiaries, in consideration for no more than normal salary and continued employment or consultant fees, as the case may be, of all inventions, developments and work product which during the period of his or her employment or consultancy with Zoi or any of its Subsidiaries, as the case may be, such employee, officer, director or independent contractor made or makes that related or relate to any subject matter with which such employee's, officer's, director's or independent contractor's work for Zoi or any of its Subsidiaries was concerned, or, in the case of employees, officers, agents and directors, are made during such person's period of employment (or contractual relationship) or in connection therewith. No former employees, officers, directors or independent contractors of Zoi or any of its Subsidiaries have asserted any claim, or, to Zoi's knowledge, have any, valid claim or valid right to any of Zoi's or any of its Subsidiaries' Intellectual Property used in or necessary for the conduct of Zoi's or its Subsidiaries' business as now conducted. To Zoi's knowledge, no employee, officer, agent or director of Zoi or any of its Subsidiaries is a party to or otherwise bound by any agreement with or obligated to any other Person (including, any former employer) which conflicts with any obligation or commitment of such employee to Zoi or any of its Subsidiaries under any agreement to which he or she is a party or otherwise.

          (j) Section 3.16(j) of the Zoi Disclosure Schedules identifies each person to whom Zoi or any of its Subsidiaries has sold or otherwise transferred any interest or rights to any material Intellectual Property (other than end user licenses for computer software and related documentation transferred in the ordinary course of business) or purchased rights in any Intellectual Property material to Zoi, and the date, if applicable, of each such sale, transfer or purchase.

          (k) Zoi and each of its Subsidiaries have taken reasonable steps in accordance with normal industry practice to preserve and maintain, reasonably complete notes and records (including, without limitation, drawings, flow-charts and prototypes) relating to its know-how, inventions, processes, procedures, drawings, specifications, designs, plans, written proposals, technical data, works of authorship and other proprietary technical information, sufficient to cause such proprietary information to be readily identified, understood and available.

     SECTION 3.17.  Real Property.

          (a) Zoi owns no real property, nor has it ever owned any real property except as disclosed in Section 3.17(a) of the Zoi Disclosure Schedules. Section 3.17(a) of the Zoi Disclosure Schedules sets forth a list of all real property currently leased by Zoi, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. To Zoi's knowledge, all such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and to Zoi's knowledge, there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Zoi has good and valid title to, or, in the case of material leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Zoi Interim Financial Statements or in Section 3.17(b) of the Zoi Disclosure Schedules and except for Permitted Encumbrances.

     SECTION 3.18.  Tangible Assets.

          (a) Except as disclosed in Section 3.18 of the Zoi Disclosure Schedules, either Zoi or a Subsidiary of Zoi, as the case may be, owns, leases or has the legal right to use all the tangible properties and assets material to the conduct of Zoi's business ("Zoi Material Tangible Assets"). Either Zoi or a Subsidiary of Zoi, as the case may be, has good title to, or, in the case of leased or subleased Zoi Material Tangible Assets, valid and subsisting leasehold interests in, all the Zoi Material Tangible Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 3.17(a), 3.17(b) or 3.18 of the Zoi Disclosure Schedules and (ii) Permitted Encumbrances.

          (b) At all times since the date of the Zoi Interim Balance Sheet, Zoi has caused the Zoi Material Tangible Assets to be maintained in accordance with good business practice.

          (c) Immediately following the Effective Time, either Zoi or a Subsidiary of Zoi, as the case may be, will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Zoi Material Tangible Assets without incurring any penalty or other adverse consequence, including, without limitation, any material increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, either Zoi or a Subsidiary of Zoi, as the case may be, shall own and possess all material documents, books, records, agreements and financial data of any sort used by Zoi or such Subsidiary in the conduct of Zoi's business or otherwise.

     SECTION 3.19.  Customers.  Intentionally Omitted.

     SECTION 3.20.  Employee Benefit Plans; Employment Agreements.

          (a) Section 3.20(a) of the Zoi Disclosure Schedules lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), regardless of whether ERISA is applicable thereto, all other bonus, stock option, restricted stock, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, change in control, non-competition, profit-sharing, pension or retirement plans, programs, agreements or arrangements, including any employee plans or arrangements that is not subject to United States law, and any current or former employment, consulting or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of Zoi, any trade or business (whether or not incorporated) which is a member of the controlled group including Zoi or which is under common control with Zoi (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of Zoi, to which Zoi, an ERISA Affiliate, or any Subsidiary of Zoi is a party, with respect to which Zoi, an ERISA Affiliate, or any Subsidiary of Zoi could have a material obligation, as well as each plan with respect to which Zoi or an ERISA Affiliate could incur material liability if such plan has been or were terminated (together, the "Zoi Employee Plans"), and a copy of each such written Zoi Employee Plan and any related trust or other funding arrangement, summary, plan description and actuarial report has been made available to the Company.

          (b) Except as set forth in Section 3.20(b) of the Zoi Disclosure Schedules, (i) none of the Zoi Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Zoi Employee Plans is a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA; (ii) there has been no transaction or failure to act with respect to any Zoi Employee Plan, which would result in any material liability of Zoi or any of its subsidiaries; (iii) all Zoi Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes, orders, or governmental rules and regulations currently in effect with respect thereto, and Zoi and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violations of, and have no knowledge of any default or violation by any other party to, any of the Zoi Employee Plans except as to which non-compliance, non-performance or default would not result in a Material Adverse Effect on Zoi; (iv) each Zoi Employee Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions (including premiums) required to be made to any Zoi Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Zoi Employee Plan for the current plans years, and except as disclosed in Section 3.20(b) of the Zoi Disclosure Schedules, without limiting the foregoing, there are no material unfunded liabilities under any Zoi Employee Plan; (vi) with respect to each Zoi Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations of Section 4043 of ERISA) nor has any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither Zoi nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

          (c) There are no pending or, to the knowledge of Zoi, threatened litigation, suits, claims or enforcement actions against Zoi with respect to any of the Zoi Employee Plans.

          (d) Section 3.20(d) of the Zoi Disclosure Schedules sets forth a true and complete list of each current or former employee, officer, director of Zoi or any Subsidiary of Zoi or consultants, advisors or other independent contractors to Zoi or any of its subsidiaries who holds any option to purchase Zoi Common Stock as of the date hereof, together with the number of shares of Zoi Common Stock subject to such option, the date of grant of such option, the extent to which such option is vested, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code (an "ISO"), and the expiration date of such option. All of Zoi's options are nonqualified options.

     SECTION 3.21.   Labor Matters.   There are no disputes pending or, to
the knowledge of Zoi or any of its subsidiaries, threatened, between Zoi or any of its subsidiaries and any of their respective employees, which disputes have or may have a Material Adverse Effect on Zoi; neither Zoi nor any of its subsidiaries is a party to a collective bargaining agreement or other labor contract applicable to persons employed by Zoi or its subsidiaries nor does Zoi know of any activities or proceedings of any labor union to organize any such employees; and neither Zoi nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Zoi or any of its subsidiaries.

     SECTION 3.22. Key Employees. Section 3.22 of the Zoi Disclosure Schedules lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2006, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of Zoi or any Subsidiary of Zoi whose annual compensation exceeded (or, in 2006, is expected to exceed) $150,000.

     SECTION 3.23.  Taxes.

          (a) Except as disclosed in Section 3.23 of the Zoi Disclosure Schedules, (i) all returns and reports in respect of material Taxes required to be filed with respect to Zoi and each of its Subsidiaries (including the consolidated federal income tax return of Zoi and any state Tax returns that includes Zoi or any Subsidiary of Zoi on a consolidated or combined basis) have been timely filed or are under a valid extension of time to file; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid or adequate reserves for their payment have been made;
(iii) no adjustment relating to such returns has been proposed formally or informally by any Tax authority to Zoi or any Subsidiary of Zoi or representative thereof and, to the knowledge of Zoi, no basis exists for any such adjustment; (iv) there are no pending or, to the knowledge of Zoi, threatened actions or proceedings for the assessment or collection of a material amount of Taxes against Zoi or any Subsidiary of Zoi or any corporation that was included in the filing of a return with Zoi on a consolidated or combined basis; (v) there are no Tax liens on any assets of Zoi or any Subsidiary of Zoi other than liens for Taxes not yet due and payable; (vi) other than as set forth in Section 3.23(a) of the Zoi Disclosure Schedules and other than as provided in Section 6.02, neither Zoi, any Subsidiary of Zoi nor, to the knowledge of Zoi, any Affiliate of Zoi, is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (disregarding Section 280G(b)(4) of the Code); (vii) other than as provided in Section 6.02, no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (viii) from and after June 9, 2005, Zoi and each Subsidiary has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which Zoi files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; (ix) neither Zoi nor any Subsidiary of Zoi has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (x) neither Zoi nor any Subsidiary of Zoi has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xi) neither Zoi nor any Subsidiary of Zoi is subject to any accumulated earnings tax or personal holding company tax.

          (b) Except as disclosed with reasonable specificity in Section 3.23(b) of the Zoi Disclosure Schedules: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Zoi or any Subsidiary of Zoi may be subject;
(ii) neither Zoi nor any of its Subsidiaries (A) has been or is a passive foreign investment company within the meaning of Section 1296 of the Code,
(B) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (C) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) neither Zoi nor any Subsidiary of Zoi has any (A) income reportable for a period ending after the Effective Time but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), (B) deferred gain or loss arising out of any deferred intercompany transaction or
(C) any excess loss account; (iv) there are no proposed reassessments of any property owned by Zoi or any Subsidiary of Zoi or other proposals that could materially increase the amount of any Tax to which Zoi or any Subsidiary of Zoi would be subject which could reasonably be expected to have a material Adverse Effect; (v) neither Zoi nor any of its Subsidiaries is obligated under any agreement with respect to industrial development bonds or similar obligations, with respect to which the excludability from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder; and (vi) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Zoi or a Subsidiary of Zoi.

          (c) (i) Section 3.23 of the Zoi Disclosure Schedules lists all income, franchise and similar tax returns (federal, state, local and foreign) filed with respect to each of Zoi and its Subsidiaries for taxable periods ended on or after December 31, 2003, indicates for which jurisdictions Returns have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar tax return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all tax returns that currently are the subject of audit;
(ii) Zoi has made available to the Company correct and complete copies of all federal, state and foreign income, franchise and similar tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Zoi or any of its Subsidiaries since December 31, 2003; and
(iii) Zoi has made available to the Company a true and complete copy of any tax-sharing or allocation agreement or arrangement involving Zoi or any of its Subsidiaries.

     SECTION 3.24. Insurance. Section 3.24 of the Zoi Disclosure Schedules lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Zoi. There is no material claim by Zoi pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies and bonds. All premiums due and payable under all such policies and bonds have been paid and Zoi is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Zoi has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 3.25. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Zoi except as listed on Section 3.25 of the Zoi Disclosure Schedules.

     SECTION 3.26. Approval Requirements. The only actions by the shareholders of Zoi necessary to approve this Agreement and the transactions contemplated by this Agreement are the approval of a majority of the outstanding shares of Zoi Common Stock. The approval of this Agreement and the transactions contemplated hereby by all of the shares of Zoi Common Stock owned by the Principal Shareholder (the "Principal Shareholder Approval") will be sufficient to satisfy the required actions described in clauses of the immediately preceding sentence. The Principal Shareholder has provided, or will prior to the Effective Time provide, the Principal Shareholder Approval by written consent pursuant to the Articles of Incorporation and Bylaws of Zoi and to Nevada Law.

                                   ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB AND CET-NEVADA

     The Company, Merger Sub and CET-Nevada hereby jointly and severally represent and warrant to Zoi, subject to the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by the Company, Merger Sub and CET-Nevada to Zoi concurrently with the execution and delivery hereof (the "Company Disclosure Schedules"), as follows:

     SECTION 4.01. Organization and Good Standing. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.02. Charter Documents. The Company has delivered or made available to Zoi a true and complete copy of the Articles of Incorporation and Bylaws of the Company and similar governing charter instruments of each of its Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing charter instruments.

     SECTION 4.03.  Capital Structure.

          (a) As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, no par value per share (the "Company Preferred Stock"). As of the date hereof, (i) 5,554,489 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in treasury by the Company or its Subsidiaries, (iii) 52,500 shares of Company Common Stock were reserved for issuance under the Company Stock Option Plan, (iv) 52,500 shares of Company Common Stock were reserved for issuance and issuable upon the exercise of outstanding Company Plan Options, (v) no shares of Company Common Stock were available for future grant under the Company Stock Option Plan (vi) 20,000 shares were reserved for issuance and issuable upon exercise of outstanding Company Non-Plan Options, and (vii) no shares of Company Common Stock were reserved for issuance and issuable upon the exercise of outstanding Company Warrants. Except as set forth in the preceding sentence, as of the date hereof, the Company has no shares of capital stock outstanding or securities exercisable or convertible into shares of capital stock of the Company outstanding. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. There are not any notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company shareholders may vote.
Section 4.03(a) of the Company Disclosure Schedules sets forth the following information with respect to each Company Stock Option and Company Warrant outstanding as of the close of business on the date hereof: (i) the name and address of the optionee or warrant holder, as applicable; (ii) whether such security is a Company Plan Option, a Company Non-Plan Option or a Company Warrant; (iii) the number of shares of Company Common Stock subject to such securities; (iv) the exercise price of such securities; (v) the dates on which such securities were granted; (vi) the applicable vesting schedule; and
(vii) the dates on which such securities expire. The Company has made available to Zoi accurate and complete copies of (i) the Company Stock Option Plan and the form of all stock option agreements evidencing Company Plan Options and (ii) forms of each Company Non-Plan Option and Company Warrant. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option or Company Warrant as a result of the Merger or the transactions contemplated hereby.

          (b) Except for securities the Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one (1) or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 4.03(a) of the Company Disclosure Schedules, as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in
Section 4.03(b) of the Company Disclosure Schedules, as of the date of this Agreement, there are no registration rights and there is, except for the Voting Agreement, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     SECTION 4.04. Subsidiaries. Section 4.04 of the Company Disclosure Schedules contains a complete and accurate list of each Subsidiary of the Company, indicating the jurisdiction of incorporation of each such Subsidiary and the Company's equity interest therein.

     SECTION 4.05. Authority. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by the Company and CET-Nevada of this Agreement, the performance by the Company and CET-Nevada of their obligations hereunder, and the consummation by the Company and CET-Nevada of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company and CET-Nevada, subject only to the approval and adoption of this Agreement and the approval of the Merger and the Reincorporation Merger by the shareholders of the Company pursuant to California Law. A vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is required for the shareholders of the Company to approve and adopt this Agreement and approve the Merger and the Reincorporation Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Zoi, constitute the valid and binding obligations of the Company, Merger Sub and CET-Nevada, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting creditors' rights and the relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principal of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.06. Conflicts. The execution and delivery of this Agreement by the Company and CET-Nevada do not, and the performance by the Company of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the shareholders of the Company or CET-Nevada as contemplated herein and obtaining the consents, approvals, orders and authorizations, and making the registrations, declarations and filings, described in Section 4.07 hereof, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or require consent under, or impair rights of the Company or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clauses (ii) or
(iii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or have a material adverse affect on the ability of the Company or CET-Nevada to consummate the transactions contemplated hereby.

     SECTION 4.07. Consents. Except as set forth in Section 4.07 of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company or CET-Nevada in connection with the execution and delivery by the Company and CET-Nevada of this Agreement, the performance by the Company and CET-Nevada of their obligations hereunder, or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Nevada Reincorporation Articles of Merger and the Articles of Merger with the Secretary of State of the State of Nevada, (ii) the filing of the California Reincorporation articles of Merger with the Secretary of State of California, (iii) the filing of the Proxy Statement (as defined below) with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the laws of any foreign country, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on the Company or Zoi or have a material adverse effect on the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner.

     SECTION 4.08.  SEC Filings; Financial Statements.

          (a) SEC Filings. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2003. The Company has made available to Zoi all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC that are not publicly available through the SEC's EDGAR database. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. The Company SEC Reports did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company has previously furnished to Zoi a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act. As of the date hereof, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports.

          (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (as amended prior to the date of this Agreement) (the "Company Financials"): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB, 8-K or any successor form under the Exchange Act), and (iii) fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments, as permitted by U.S. GAAP and the applicable rules and regulations promulgated by the SEC, which are not expected to be material in amount). The balance sheet of the Company contained in the Company SEC Reports as of September 30, 2006, is hereinafter referred to as the "Company Balance Sheet." Other than Liabilities (A) disclosed in the Company Financials or (B) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any Liabilities (absolute, accrued, contingent or otherwise) of a nature required by U.S. GAAP to be disclosed on a consolidated balance sheet or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-B promulgated by the SEC).

          (c) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting, as such terms are defined in, and as required by, Rules 13a-15 and 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Company's management has began its assessment of the effectiveness of the Company's system of internal control over financial reporting for purposes of the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. As of the date hereof, there is no reason to believe that Company's outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Sections 302, 404 and 906 of the Sarbanes-Oxley Act, without qualification (except to the extent expressly permitted by such rules and regulations), when next due. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC. The Company and each of its Subsidiaries has established and maintains, adheres to and enforces a system of internal controls over financial reporting, which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Company Financials) for external purposes in accordance with U.S. GAAP, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements of the Company and its Subsidiaries. To the knowledge of the Company, since the date of the Company's most recent Form 10-QSB filed with the SEC, neither the Company nor any of its Subsidiaries (including any employee of the Company or the Company's Subsidiaries, nor the Company's independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company and its Subsidiaries, (B) any fraud, whether or not material, that involves the Company's management or other Employees), or (C) any claim or allegation regarding any of the foregoing. In connection with the periods covered by the Company Financials, the Company has disclosed to Zoi all deficiencies and weaknesses identified in writing by the Company or the Company's independent auditors (whether current or former) in the design or operation of internal controls over financial reporting utilized by the Company and its Subsidiaries.

          (d) Sarbanes-Oxley Act; AMEX. Except as disclosed in Section 4.08(d) of the Company Disclosure Schedule, the Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of AMEX. AMEX has informed the Company that no evaluations or opinions regarding the terms of the Merger will be required by AMEX in order to make their determination of whether the Company Common Stock will continue to be listed and trading on AMEX following the Effective Time.

     SECTION 4.09. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the date of the Company Balance Sheet, except as disclosed in Section 4.09 of the Company Disclosure Schedules, the business of the Company and its Subsidiaries has been conducted in the ordinary course and consistent with past practice and there has not been any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as disclosed in
Section 4.09 of the Company Disclosure Schedules, since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has:

     (i) permitted or allowed any of the material assets or material properties (whether tangible or intangible) of the Company or any of its Subsidiaries to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Effective Time;

     (ii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Company Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet;

     (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

     (iv) declared, set aside or paid any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of the Company or any of its Subsidiaries, or purchased, redeemed or otherwise acquired any capital stock of the Company or any other securities of the Company or any of its Subsidiaries, or granted any options, warrants, calls or rights to acquire any shares of capital stock of the Company or any other securities of the Company or its Subsidiaries;

     (v) made any material changes in the customary methods of operations of the Company or any of its Subsidiaries, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing;

     (vi) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets material to the Company and its Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice;

     (vii) made any capital expenditure or commitment for any capital expenditure in excess of $5,000 individually or $10,000 in the aggregate;

     (viii) sold, transferred, leased, subleased, licensed or otherwise disposed of any material properties or material assets, real, personal or mixed material to the Company or its Subsidiaries taken as a whole;

     (ix) entered into any material agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

     (x) granted any increase in compensation or fringe benefits to any employee of the Company or Subsidiary of the Company, or paid any bonus to any employees of the Company or its Subsidiaries, or granted any increase in severance or termination pay to any employees of the Company or its Subsidiaries, or entered into any currently effective employment, severance, termination or indemnification agreement or any agreement with any employees of the Company or its Subsidiaries (or former employees) the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement;

     (xi) materially written down or materially written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any inventories or Receivables or revalued any assets of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

     (xii) amended, terminated, cancelled or compromised any material claims of the Company or any of its Subsidiaries or waived any other rights of substantial value to the Company or any of its Subsidiaries;

     (xiii) made any change in any method of accounting or accounting practice or policy used by the Company or any Subsidiary of the Company, other than such changes required by U.S. GAAP;

     (xiv) allowed any Company Permit or Environmental Permit that was issued or relates to the Company or any Subsidiary of the Company or otherwise relates to any asset to lapse or terminate or failed to renew any such Company Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Effective Time, except for such lapses, terminations or failures which could not reasonably be expected to have a Material Adverse Effect on the Company;

     (xv) materially amended, modified or consented to the termination of, any Material Company Contract or the Company's or any of its Subsidiaries' rights thereunder;

     (xvi) amended or restated the Articles of Incorporation or the Bylaws (or other organizational documents) of the Company or any of its Subsidiaries;

     (xvii) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than ten (10) employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

     (xviii) made any express or deemed election (other than an election pursuant to Section 341(f) of the Code) or settled or compromised any liability, with respect to Taxes of the Company or any of its Subsidiaries;

     (xix) suffered any casualty loss or damage with respect to any asset which individually has a replacement cost of more than $10,000, whether or not such loss or damage shall have been covered by insurance;

     (xx) received notice of any claim of ownership by a third party of the Company Intellectual Property or of infringement by the Company of any third party's Intellectual Property rights;

     (xxi) materially changed the pricing or royalties set or charged by the Company to its customers or licensees or been the subject of a material change in pricing or royalties set or charged with regard to the licensed Intellectual Property;

     (xxii) split, combined or reclassified any capital stock of the Company or any of its Subsidiaries; or

     (xxiii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.09 except as is expressly contemplated by this Agreement.

     SECTION 4.10.  Taxes.

          (a) The Company and each of its Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Company Returns") relating to Taxes required to be filed by the Company and each of its Subsidiaries with any Tax authority, except such Returns which are not material to the Company. The Company and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

          (b) As of the Effective Time, Company and each of its Subsidiaries will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company.

          (c) Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax.

          (d) No audit or other examination of any Return of the Company or any of its Subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (e) No adjustment relating to any Returns filed by the Company or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its Subsidiaries or any representative thereof.

          (f) Neither the Company nor any of its Subsidiaries has any Liability for any material unpaid Taxes which have not been accrued for or reserved on the Company Balance Sheet in accordance with U.S. GAAP, which is material to the Company, other than any Liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company and its Subsidiaries in the ordinary course.

          (g) There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (h) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

          (i) Neither the Company nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

          (j) None of the assets of the Company or any of its Subsidiaries are tax exempt use property within the meaning of Section 168(h) of the Code.

     SECTION 4.11.  Intellectual Property

          (a) For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
"Company Intellectual Property" means any Intellectual Property that is owned by, or licensed to, the Company or any of its Subsidiaries other than Intellectual Property widely available through regular commercial distribution channels at a cost not exceeding Two Thousand Dollars ($2,000) on standard terms and conditions.

"Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

          (b) Section 4.11(b)(i) of the Company Disclosure Schedules contains a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered. Section 4.11(b)(ii) of the Company Disclosure Schedules contains a list of the Company Intellectual Property.

          (c) No Company Intellectual Property or product or service of the Company or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

          (d) The Company owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Company Intellectual Property or other Intellectual Property used by the Company free and clear of any Encumbrance (excluding licenses and related restrictions granted in the ordinary course), and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its Subsidiaries, including the sale of any products or the provision of any services by the Company and its Subsidiaries.

          (e) The Company owns exclusively, and has good title to, all copyrighted works that are the Company products or which the Company or any of its Subsidiaries otherwise expressly purports to own.

          (f) To the extent that any material Intellectual Property has been developed or created by a third party for the Company or any of its Subsidiaries, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (g) Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

          (h) To the knowledge of the Company, the operation of the business of the Company and its Subsidiaries as such business is currently conducted, including the Company's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of the Company and its Subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the knowledge of the Company, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (i) Neither the Company nor any of its Subsidiaries has received notice from any third party that the operation of the business of the Company or any of its Subsidiaries or any act, product or service of the Company or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

          (k) The Company and each of its Subsidiaries has taken reasonable steps to protect the rights of the Company and its Subsidiaries in their confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its Subsidiaries.

     SECTION 4.12.  Compliance; Permits; Restrictions.

          (a) Neither the Company nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties and assets are bound or affected. To the knowledge of the Company, no investigation or review by any Governmental Authority is pending or threatened against the Company or its Subsidiaries, nor has any Governmental Authority indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company and any of its Subsidiaries as currently conducted.

          (b) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company (collectively, the "Company Permits"). The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     SECTION 4.13. Litigation. Except as set forth in Section 4.13 of the Company Disclosure Schedule, as of the date hereof, there are no Actions pending, or as to which the Company or any of its Subsidiaries has received any notice of assertion nor, to the knowledge of the Company, is there a threatened Action against the Company or any of its Subsidiaries or affecting any of its assets which would reasonably be expected to have a Material Adverse Effect on the Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement.

     SECTION 4.14. Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement.

     SECTION 4.15.  Employee Benefit Plans.

          (a) Section 4.15(a) of the Company Disclosure Schedules contain a complete and accurate list of all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of
Section 3(3) of ERISA) covering any active or former employee, director or consultant of the Company ("Company Employee" which shall for this purpose mean an employee of the Company or a Code Affiliate of the Company), any Subsidiary of the Company, or with respect to which the Company has or, to its knowledge, may in the future have Liability (collectively, the "Company Plans"). The Company has provided or will make available to Zoi prior to the
Closing: (i) true and complete copies of all documents embodying each Company Plan including, without limitation, all amendments thereto, all trust documents related thereto, and all material written agreements and contracts relating to each such Company Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Plan;
(iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to each Company Plan; (v) all material correspondence to or from any Governmental Authority relating to each Company Plan; (vi) all forms and related notices required under the COBRA; (vii) the most recent discrimination tests for each Company Plan; (viii) the most recent actuarial valuations, if any, prepared for each Company Plan; (ix) if the Company Plan is funded, the most recent annual and periodic accounting of the Company Plan assets; and (x) all communication to Company Employees relating to any Company Plan and any proposed Company Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to the Company or any Code Affiliate.

          (b) Each Company Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws, including, without limitation, ERISA and the Code, which are applicable to such Company Plans. No Action (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought, or to the knowledge of the Company, is threatened, against or with respect to any Company Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or the DOL with respect to any Company Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Plans have been timely made or accrued. Any Company Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of the Company, no condition or circumstance exists giving rise to a material likelihood that any such Company Plan would not be treated as qualified by the IRS. The Company does not have any plan or commitment to establish any new Company Plan, to modify any Company Plan (except to the extent required by applicable Law or to conform any such Company Plan to the requirements of any applicable Law, in each case as previously disclosed to Zoi in writing, or as required by the terms of any Company Plan or this Agreement), or to enter into any new Company Plan. Each Company Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Zoi, the Company or any of its Code Affiliates (other than ordinary administration expenses).

          (c) Neither the Company, any of its Subsidiaries, nor any of their Code Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has the Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined under ERISA. Neither the Company, any of its Subsidiaries, nor any officer or director of the Company or any of its Subsidiaries is subject to any material Liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Company Plan which could subject the Company or its Affiliates to material Liability.

          (d) None of the Company Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable Law, and neither the Company nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Company Employee, former employee, director, consultant or other person, except to the extent required by applicable Law.

          (e) Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its respective properties or assets is bound by or subject to) any arrangement with any labor union. No employee of the Company or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of the Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of the Company, threatened labor dispute involving the Company or any of its Subsidiaries and any group of its employees nor has the Company or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and the Company and its Subsidiaries consider their relationships with their employees to be good. The Company is in compliance in all material respects with all applicable material Laws respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f) Neither the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will
(i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or Company Employee or any of its Subsidiaries under any Company Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Section 4.15(f) of the Company Disclosure Schedules contains a list of all current Company employees and their respective compensation. The Company has provided Zoi with true, accurate and complete copies of all (i) employment and consulting agreements with respect to the Company's current employees and consultants and (ii) outstanding employment offer letters. No employee, director, consultant or independent contractor is entitled to severance, bonus, or any other payment upon termination of such party's employment, consulting or independent contractor relationship with the Company or any extraordinary payment upon a change of control of the Company. Except as disclosed in Section 4.15(f) of the Disclosure Schedule, all employees, consultants and independent contractors provide such employment, consulting or independent contractor services to the Company on an "at will" basis.

     SECTION 4.16.  Title to Properties.

          (a) Leases. Section 4.16(a) of the Company Disclosure Schedules sets forth a list of all material real property leases to which the Company or any of its Subsidiaries is a party or by which any of them is bound (each, a "Company Lease"). No party has a right to occupy any of the premises subject to a Company Lease ("Company Leased Property") except for the Company or its Subsidiaries. The Company has made available to Zoi a true and complete copy of each Company Lease.

          (b) Properties. Section 4.16(b) of the Company Disclosure Schedules sets forth a list of all real property owned by the Company or any of its Subsidiaries (the "Company Owned Property" and collectively with the Company Leased Property, the "Company Real Property"). With respect to the Company Owned Property, the Company has made available to Zoi copies of the deeds and other instruments (as recorded) by which the Company or any of its Subsidiaries acquired such parcel of property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company or any of its Subsidiaries relating thereto. Except as would not materially and adversely affect the ability of the Company or Subsidiary to operate its business as now being conducted, there are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on any of the Company Owned Property. There are no pending, or, to the knowledge of the Company, threatened condemnation or eminent domain actions or proceedings, or any special assessments or other activities of any public or quasi-public body that are reasonably likely to adversely affect the Company Real Property.

          (c) Valid Title. The Company and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business that are material to the Company and its Subsidiaries, taken as a whole, free and clear of any Encumbrances, except for (i) Encumbrances imposed by law in respect of obligations not yet due which are owed in respect of Taxes, (ii) Encumbrances listed in Section 4.16(c) of the Company Disclosure Schedule or
(iii) Encumbrances which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     SECTION 4.17. Environmental Matters. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

          (a) except as set forth in Section 4.17(a) of the Company Disclosure Schedules, no underground storage tanks and no amount of any Hazardous Material are present as a result of the actions of the Company or any of its Subsidiaries or any affiliate of the Company, or, to the knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased;

          (b) neither the Company nor any of its Subsidiaries has disposed of, transported, stored, sold, used, released, generated, exposed its Employees or others to, or distributed, manufactured, sold, transported or disposed of any product containing a Hazardous Material (collectively "Hazardous Material Activities") in violation of any Environmental Law;

          (c) no action or proceeding is pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries arising out of Environmental Laws;

          (d) neither the Company nor any of its Subsidiaries has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Environmental Laws or the Hazardous Materials Activities of the Company or any of its Subsidiaries; and

     SECTION 4.18.  Agreements, Contracts and Commitments.

          (a) Except as set forth in Section 4.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by:

               (i) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Board of Directors of the Company, other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days' notice without Liability or financial obligation to the Company;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii)     any agreement of indemnification or any guaranty;

               (iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its Subsidiaries;

               (vi) any dealer, distributor, joint marketing or development agreement currently in force under which the Company or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which the Company or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

               (vii) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any the Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any the Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety
(90) days or less and substantially in the form previously provided to Zoi;

               (viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

               (ix) any other agreement, contract or commitment that (i) involves the receipt of, or Liabilities to make, payments in excess of Ten Thousand Dollars ($10,000) or (ii) has a term of greater than one (1) year.

          (b) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound that are required to be disclosed in the Company Disclosure Schedules pursuant to this Agreement (any such agreement, contract or commitment, a "Material Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     SECTION 4.19. The Proxy Statement; Other Filings. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall, on the date the Proxy Statement is first mailed to the shareholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Zoi which is contained in any of the foregoing documents.

     SECTION 4.20. Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of the Company and its shareholders,
(ii) duly approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the shareholders of the Company approve and adopt this Agreement and approve the Merger.

     SECTION 4.21. State Takeover Statutes. No "fair price," "business combination," "moratorium," "control share acquisition" or other similar antitakeover statute is applicable to the Merger, this Agreement and the transactions contemplated hereby, except for such statutes or regulations as to which all necessary action has been taken by the Company and its Board of Directors, to permit the consummation of the Merger in accordance with the terms hereof.

     SECTION 4.22. Transactions with Affiliates. Since the date the Company filed with the SEC Amendment No. 1 to its Annual Report on Form 10-KSB for the year ended December 31, 2005, no event has occurred as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-B promulgated by the SEC.

     SECTION 4.23. Insurance. The insurance policies covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers' compensation, products liability, directors' and officers' liability and other casualty and liability insurance are set forth on Section 4.23 of the Company Disclosure Schedule. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

                                  ARTICLE V
                      CONDUCT PRIOR TO THE CLOSING DATE

     SECTION 5.01.  Conduct of Business.

          (a)  The Company covenants and agrees that, except as described in
Section 5.01(a) of the Company Disclosure Schedules or as otherwise permitted by this Agreement (and subject to the limitations on conduct set forth in this Section 5.01), between the date hereof and the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, none of the Company or any of its Subsidiaries shall conduct their business other than in the ordinary course and consistent with the Company's and such Subsidiary's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Company Disclosure Schedules, the Company shall, and shall cause each of its Subsidiaries to,
(i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;
(iii) use its reasonable efforts to (A) preserve intact its business organizations and the business organization of the Company's business, (B) keep available to the Company the services of the employees of the Company and each of its Subsidiaries, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company or its Subsidiaries, business or assets and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) exercise, but only after notice to Zoi and receipt of Zoi's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases which by their terms would otherwise expire; (v) not make an offer of employment to any Person without the approval of Zoi and (vi) not engage in any practice, take any action, fail to take any action or enter into any transaction with knowledge that it would or could reasonably be expected to cause any representation or warranty of the Company to be untrue in any material respect or result in a material breach of any covenant made by the Company in this Agreement.

          (b) Except as described in Section 5.01(b) of the Company Disclosure Schedules, the Company covenants and agrees that, prior to the Effective Time, without the prior written consent of Zoi, neither the Company nor any of its Subsidiaries will do any of the things enumerated in the second sentence of Section 4.09 (including, without limitation, clauses (i) through (xxiii) thereof).

          (c) The Company shall not engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the terms of this Article V.

     SECTION 5.02.  Access to Information.

          (a) From the date hereof until the Effective Time, upon reasonable notice, each party hereto ("Disclosing Party") shall, and shall cause their Subsidiaries and each of their officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, and representatives of the other party ("Requesting Party") reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Disclosing Party and its Subsidiaries and to the Disclosing Party's officers, directors, employees, agents, accountants and counsel of and of each of Disclosing Party's Subsidiaries who have any knowledge relating to the Disclosing Party or its Subsidiaries or business (ii) furnish to the officers, employees and authorized agents, accountants, counsel, and representatives of the Requesting Party such additional financial and operating data (including Tax returns and supporting and supporting documentation) and other information regarding the assets, properties and goodwill of the Disclosing Party, its Subsidiaries and business (or legible copies thereof) as the Requesting Party may from time to time reasonably request.

          (b) Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.02(a), or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby ("Confidential Information"), confidential and not to use such Confidential Information except as contemplated by this Agreement; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources (and not in violation of an obligation of confidentiality of such other sources with respect to such information), (e) is required to be disclosed by order of court or government agency with subpoena powers, (f) is disclosed in the course of any litigation between any of the parties hereto or (g) is developed independently by either party without reference to, or specific knowledge of, the other parties' Confidential Information. Notwithstanding the foregoing, the Company hereby consents to Zoi's disclosure of the Company's Confidential Information in the following instances from the date hereof until the earlier of termination of this Agreement pursuant to Section 9.01 and the Closing: if Zoi is seeking to raise additional capital through the sale of Zoi's securities or the securities of the Company, Zoi may disclose such Confidential Information to prospective investors, so long as the recipient of such Confidential Information is bound by confidentiality covenants.

     SECTION 5.03.  Regulatory and Other Authorizations; Notices and
Consents.

          (a) Each of Zoi, the Company, Merger Sub and CET-Nevada shall take all reasonable actions necessary or desirable to obtain (or cause their Subsidiaries, as the case may be, to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for execution and delivery of, and the performance of obligations pursuant to, this Agreement and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable and to supply, as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. The Company shall use its best efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Company Common Stock in connection with the Merger. Zoi shall use its commercially reasonable best efforts to assist the Company as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Company Common Stock in connection with the Merger.

          (b) Each of Zoi and the Company shall, and shall cause their Subsidiaries, as the case may be, to, give promptly such notices to third parties and use its or their reasonable efforts to obtain such third party consents and estoppel certificates as may be reasonably necessary in connection with the transactions contemplated by this Agreement.

     SECTION 5.04. Notice of Developments. Prior to the Effective Time, each of Zoi and the Company shall promptly notify the other in writing, of the occurrence, or the failure to occur, of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, such that the conditions set forth in Sections 8.01, 8.02 or 8.03, as the case may be, would not be satisfied as a result thereof, or (ii) any material failure of The Company, Merger Sub, CET-Nevada or Zoi, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     SECTION 5.05. No Solicitation or Negotiation by the Company. The Company agrees that between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the termination of this Agreement, none of the Company, and its Subsidiaries nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person
(i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any Subsidiary (other than the exercise or conversion of outstanding options) or assets of the Company or any Subsidiary (other than inventory to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with the Company or any of its Subsidiaries or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any of its Subsidiaries, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Company shall notify Zoi promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Zoi, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, and to cause each of its Subsidiaries not to, without the prior written consent of Zoi, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party.

     SECTION 5.06. No Solicitation or Negotiation by Zoi. Except as otherwise contemplated by this Agreement, Zoi agrees that between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the termination of this Agreement, none of Zoi and its Subsidiaries nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person relating to (i) the sale of any material portion of the capital stock or assets of Zoi or its Subsidiaries (other than in the ordinary course of business, in connection with the sale of capital stock in a capital raising transaction or pursuant to the exercise of Zoi Options or Zoi Warrants) or (ii) a transaction in which the primary purpose of the transaction is to cause the holders of Zoi's capital stock to receive shares of a class of capital stock of a Person that are registered under Section 12 of the Exchange Act, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Zoi immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Zoi shall notify the Company promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Company, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Zoi agrees not to, without the prior written consent of the Company, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Zoi is a party.

     SECTION 5.07. Further Action. Subject to the respective rights and obligations of the parties under this Agreement, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.08.  Conduct of Business by Zoi.  Except as set forth in
Section 5.07 of the Zoi Disclosure Schedules, during the period from the date of this Agreement to the Effective Time of the Merger, Zoi shall not, and shall not permit any of its Subsidiaries to:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock of Zoi or (ii) split, combine or reclassify any of its capital stock or (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Zoi's capital stock unless pursuant to preemptive rights currently existing; or

          (b) authorize any of, or commit or agree to take any of, the foregoing actions.

                                  ARTICLE VI
                ZOI STOCK OPTIONS, WARRANTS AND CONVERTIBLE DEBT

     SECTION 6.01. Zoi Stock Options and Warrants. At the Effective Time, each outstanding Zoi Option and Zoi Warrant, whether or not vested, shall by virtue of the Merger be assumed by the Company. The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock for issuance upon exercise of all Zoi Options and Zoi Warrants assumed in accordance with this Section 6.01. Each Zoi Option and Zoi Warrant so assumed by the Company under this Agreement shall continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Zoi Option and Zoi Warrant shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of Company Common Stock equal to the product obtained by multiplying (x) the number of shares of Zoi Common Stock that were issuable upon exercise of such Zoi Option or Zoi Warrant immediately prior to the Effective Time, by (y) the Exchange Ratio, rounded down to the nearest whole number of shares of Company Common Stock, and (ii) the per share exercise price for the shares of Company Common Stock issuable upon exercise of such assumed Zoi Option or Zoi Warrant shall equal to the quotient determined by dividing (x) the exercise price per share of Zoi Common Stock at which such Zoi Option or Zoi Warrant was exercisable immediately prior to the Effective Time, by (y) the Exchange Ratio, rounded up to the nearest whole cent.

     SECTION 6.02. Zoi Stock Options and Warrants. At the Effective Time, all outstanding Zoi Convertible Debt and the obligations under the corresponding Zoi Convertible Notes shall by virtue of the Merger be assumed by the Company. The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock for issuance upon conversion of all Zoi Convertible Debt assumed in accordance with this Section 6.02. Each Zoi Convertible Note so assumed by the Company under this Agreement shall continue to have, and be subject to, the same terms and conditions of such Zoi Convertible Note immediately prior to the Effective Time, except that immediately after the Effective Time, (i) the debt obligation relating to the Zoi Convertible Note will become an obligation of the Company, (ii) the class of security into which the Zoi Convertible Note converts will be Company Common Stock and (ii) the conversion price for each Zoi Convertible Note shall equal the quotient obtained by dividing (A) the conversion price immediately prior to the Effective Time by (B) the Exchange Ratio.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

     SECTION 7.01. Securities Filings. The Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, rules and regulations and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     SECTION 7.02. Zoi Shareholder Approval. Zoi shall use its best efforts to obtain the written consent of the Principal Shareholder in favor of the Merger, to notify all other shareholders of Zoi of such consent and to take all other action necessary or advisable to secure the vote or consent of shareholders required by Nevada Law to effect the Merger.

     SECTION 7.03. Company Proxy Statement; Other Filings. Promptly after the date hereof, the Company shall prepare and file with the SEC a proxy statement (the "Proxy Statement") to be sent to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider the approval and adoption of this Agreement, the approval of the Merger, the issuance of shares of Company Common Stock pursuant to the Merger, the change of the Company's domicile to the State of Nevada, the approval of the Company Equity Incentive Plan and the amendment of the Company's Articles of Incorporation as provided herein (the "Company Shareholders' Meeting"). The Company shall respond to any comments of the SEC and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Laws relating to the Merger and the other transactions contemplated by this Agreement (the "Other Filings"). The Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Proxy Statement or any Other Filings or for additional information, and shall supply Zoi with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other Governmental Authority, on the other hand, with respect to the Proxy Statement, the Merger or any Other Filings. The Proxy Statement and the Other Fillings shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filings, the Company shall promptly inform Zoi of such occurrence and cooperate in filing with the SEC or its staff or any other Governmental Authority, and/or mailing to shareholders of the Company, such amendment or supplement.

     SECTION 7.04.  Company Meeting of Shareholders.

          (a) The Company shall take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders' Meeting to be held as promptly as practicable after the date of this Agreement, for the purpose of voting upon this Agreement and the Merger. The Company shall each use its commercially reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement, the approval of the Merger, the issuance of Company Common Stock pursuant to the Merger and the amendments to the Company's Articles of Incorporation as contemplated herein, and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of California Law and all other applicable legal requirements to obtain such approvals.

          (b) (i) the Board of Directors of the Company shall recommend that the stockholders of the Company vote in favor of the adoption and approval of this Agreement and approval of the Merger at the Company Shareholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the stockholders of the Company vote in favor of approval and adoption of this Agreement and approval of the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Zoi, the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

     SECTION 7.05. AMEX Listing. Prior to the Effective Time, the Company shall make all required filings with state regulatory authorities and AMEX and shall use reasonable best efforts to obtain all regulatory approvals needed to ensure that the shares of the Company Common Stock issuable to Zoi's shareholders pursuant to this Agreement will be lawfully issued to the shareholders of Zoi and the shares underlying the Zoi Options, when issued, will be approved for listing on AMEX. The Company shall maintain its listing on the AMEX through the Effective Time. Prior to the Effective Time, Zoi shall use reasonable best efforts to take such actions as are required to enable the Company's Common Stock to continue to be listed on AMEX immediately following the Effective Time, including delivering to the Company in a timely manner any documents and information reasonably requested by the Company in furtherance thereof.

     SECTION 7.06. Exemption from Registration. Zoi shall take all steps reasonably necessary to assist the Company to comply with an exemption from registration under the Securities Act of 1933, as amended, including, but not limited to, obtaining completed Shareholder Representation Letters from Zoi's shareholders.

     SECTION 7.07. Form S-8. The Company agrees to file a registration statement on Form S 8 for the shares of Zoi Common Stock issuable with respect to assumed Zoi Options issued under the Zoi Stock Option Plan as soon as is reasonably practicable following the Effective Time. Notwithstanding the foregoing, the Company's obligation under this Section shall apply only with respect to shares of Company Common Stock that are eligible to be included on a Form S-8.

     SECTION 7.08. 10-KSB. The Company and Zoi shall cooperate in preparing the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2006 in order to enable the Company to make such filing with the Commission by March 31, 2007.

     SECTION 7.09. Directors' and Officers' Indemnification. Each of the parties hereto specifically agree, without intending to limit any of the forgoing, to indemnify and hold harmless each of the current and former officers and directors of the Company to the extent permitted by applicable law for any and all claims, costs and expenses incurred by them in connection with any action that may be taken by the Environmental Protection Agency pursuant to the investigation disclosed in the Company SEC Documents.

     SECTION 7.10. Time and Responsibility Schedule. Zoi and the Company shall use reasonable best efforts to complete the tasks listed in Section
7.10 of the Company Disclosure Schedule within the time frames listed therein.

     SECTION 7.11.  Reserved.

     SECTION 7.12. Board of Directors and Officers. The Company currently has four (4) directors, which is the authorized number of directors of the Company. The Company shall amend its Articles of Incorporation and bylaws, as required, to authorize, effective no later than the Effective Time, four
(4) directors. The Company shall appoint, effective immediately after the Effective Time, those directors and executive officers of Zoi described in
Section 2.05 hereof to serve as the directors and officers of the Company.

     SECTION 7.13. Resale Restriction Agreements. The Company shall use its best efforts to cause Craig C. Barto to execute an agreement ("Resale Restriction Agreement") that provides that effective at the Effective Time, Craig C. Barto will not sell, transfer, pledge or hypothecate any shares of Company Common Stock until the first anniversary of the Closing Date.

     SECTION 7.14. Agreement Not to Dissent. The Company shall use its best efforts to cause, within five (5) days after the date of this Agreement, each of the Company's executive officers and directors to enter into an agreement reasonably satisfactory to Zoi pursuant to which such executive officers and directors agree not to dissent at the Company Shareholders' Meeting with respect to shares of Company Common Stock held beneficially or of record by such executive officers or directors (or allow any other person to dissent with respect to such shares) on any of the proposals described in the Proxy Statement.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     SECTION 8.01. Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to effect the Merger and to consummate the transactions contemplated by this Agreement shall each be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of Zoi and the Company;

          (b) No Order; HSR Act. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or shall have been terminated;

          (c) Consents and Approvals. Zoi and the Company shall have received, each in form and substance reasonably satisfactory to the parties, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents required in order to consummate the Merger;

          (d) State Securities Law. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state in connection with the issuance of the Company's securities in the Merger, unless the failure to obtain such permits and qualifications or to secure such exemptions could not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation;

          (e) Amendment to Articles. A certificate of amendment to the Company's Articles of Incorporation in proper form shall have been duly approved by the Company's Board of Directors and shareholders and been filed with and accepted for filing by the Secretary of State of the Company's then jurisdiction of incorporation, which certificate of amendment shall (i) increase the authorized number of shares of Company Common Stock to allow for the issuance of Company Common Stock in the Merger and upon exercise of assumed Zoi Options and Warrants, (ii) provide for a reverse stock split of the Company's outstanding Company Stock to the extent useful or necessary to enable the Company Common Stock to continue to be listed on AMEX following the Merger and (iii) change the name of the Company to "Zoi Interactive Holdings" or such other name upon which the Company and Zoi may agree;

          (f) Financing. The total of the following amounts shall equal at least Seven Million Dollars ($7,000,000): (i) all amounts received by Zoi from February 1, 2007 until the Closing Date through the sale and issuance of Zoi's capital stock or debt instruments, (ii) all amounts raised by the Company from the date hereof until the Effective Time through the sale and issuance of Company capital stock or debt instruments, (iii) all amounts committed to be issued in a capital stock or debt financing by the Company or the Surviving Corporation that are conditioned solely upon the closing of the Merger or the condition specified in Section 8.01(h) below and (iv) all amounts for which Zoi has received a "best efforts" agreement from a placement agent to raise financing for Zoi or the Company. The parties agree that the agreement described on Section 8.01 of the Zoi Disclosure Schedule shall be deemed to satisfy this condition to the extent provided on such schedule;

          (g) Tournament Games. The shareholders of Tournament Games, Inc., a Florida corporation ("Tournament Games"), shall be obligated, subject only to the completion of the Merger and payment to such shareholders of a total of $400,000, to sell and transfer to Zoi all the outstanding capital stock of Tournament Games; and

          (h) Listing or Trading. The shares of the Company Common Stock issuable to Zoi's shareholders pursuant to this Agreement shall have been authorized for listing on the ASE or the Company Common Stock shall be trading on the OTC Bulletin Board.

     SECTION 8.02. Conditions to Obligations of Zoi. The obligations of Zoi to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by Zoi:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Company, Merger Sub and CET-Nevada contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Effective Time, with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Company, Merger Sub and CET-Nevada on or before the Effective Time shall have been complied with in all material respects, and Zoi shall have received a certificate from the Company to such effect signed by a duly authorized officer thereof.

          (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Company or Zoi, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Zoi, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this
Section 8.02(b) shall not apply if the Company or an affiliate thereof has directly or indirectly solicited or encouraged any such Action.

          (c) Legal Opinion. Zoi shall have received an opinion, dated as of the Effective Time, from Krys Boyle, P.C., counsel to the Company, in form and substance reasonably satisfactory to Zoi;

          (d) Resale Restriction Agreement. The Company and Craig C. Barto shall have entered into the Resale Restriction Agreement and the Resale Restriction Agreement shall be in full force and effect.

          (e) Resolutions. Zoi shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors of Zoi evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (f) Valuation Opinion. Zoi shall have received an appraisal of the real property holdings of the Company dated within 90 days of the Effective Time.

          (g) Reincorporation Merger. The Company shall have completed the Reincorporation Merger, unless Zoi has delivered to the Company a Reincorporation Notice.

          (h) No Company Material Adverse Effect. No Material Adverse Effect on the Company shall have occurred from the date of this Agreement. Zoi shall have received a certificate with respect to the foregoing signed on behalf of the Company by each of the Chief Executive Officer and Chief Financial Officer of the Company.

          (i) Limitation on Dissent. Holders of no more than five percent (5%) of the outstanding shares of Company capital stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (j) Termination of Certain Agreements. Each of the Agreements set forth in Section 8.02(j) of the Company Disclosure Schedules shall have been terminated, effective prior to or as of the day immediately preceding the Closing Date, and Zoi shall have received evidence of such terminations in form and substance reasonably satisfactory to Zoi.

          (k) Third Party Consents. Zoi shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Section 8.02(k) of the Company Disclosure Schedules.

          (l) Resolutions of Zoi. Zoi shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Boards of Directors of the Company and CET-Nevada evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (m) Shareholder Approval of Future Offering. The Company shall have, if requested by Zoi prior to the filing of the Proxy Statement with the Commission, sought approval from its shareholders of any proposed or potential offerings of Company securities as required by AMEX listing requirements to enable the Company to issue, at or after the Closing Date, Company securities, including, but not limited to, shares of its preferred stock, promissory notes convertible into Company capital stock and/or warrants to purchase Company capital stock.

          (n) Severance Agreement. The Company and each of Steven H. Davis, Dale W. Bleck and Ann J. Heckler shall have entered into severance agreements with the Company on terms reasonably acceptable to Zoi, which severance agreements shall provide that (i) these individuals provide from time to time, as requested by the Company, up to one hundred eighty (180) hours of service to the Company from the Closing Date until the 30th day following the Closing Date and (ii) Zoi place in escrow for each of these individuals an amount equal to six (6) months of their base salaries as of the date of this Agreement, which amounts will be payable to them out of escrow on the 30th day following the Closing Date so long as they fulfill their obligations set forth in (i) above.

          (o) Stock Repurchase. The Company shall have repurchased at least 1,000,000 shares of outstanding Company Common Stock held by Steven H. Davis (any agreement to effect such transaction, a "Repurchase Arrangement") or Steven H. Davis shall have entered into a resale restriction agreement with the Company on terms substantially similar to those contained in the Resale Restriction Agreement. The Company agrees that it will not amend the Repurchase Agreement without the prior written consent of Zoi.

     SECTION 8.03. Conditions to Obligations of the Company and Merger Sub. The obligations of the Company and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations, Warranties and Covenants. The representations and warranties of Zoi contained in this Agreement shall have been true and correct in all material respects when made and, subject to Section 8.04, shall be true and correct in all material respects as of the Effective Time with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date, except in all cases for such breaches of, inaccuracies in or omissions from such representations and warranties as do not have a Material Adverse Effect on Zoi, the covenants and agreements contained in this Agreement to be complied with in all material respects by Zoi on or before the Effective Time shall have been complied with in all material respects, and the Company shall have received a certificate of Zoi to such effect signed by a duly authorized officer thereof.

     (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Company or Zoi, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable, good faith determination of the Company, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.03(b) shall not apply if Company or an affiliate thereof has solicited or encouraged any such Action.

     (c) Resolutions of Zoi. The Company shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Zoi, of the resolutions duly and validly adopted by the Board of Directors of the Zoi evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     (d) Certificate of Non-Foreign Status. The Company shall have received a certificate from Zoi that complies with Sections 1.1445-2(c)(3) and 1.8972(a) of the Regulations certifying that the Company is not a United States Real Property Holding Corporation for purposes of Section 897 of the Code.

     (e) Valuation Opinion. The Company shall have received a valuation opinion with respect to Zoi from Don Drysdale, a certified public accountant and business valuation expert.

     (f) December 31, Audited Financials. True and complete copies of an audited consolidated balance sheet as of December 31, 2005, and the related audited consolidated statements of income, retained earnings, stockholders' equity and cash flows of Zoi, together with all related notes and schedules thereto, accompanied by the reports thereon of Zoi's accountants (the "December 31 Financials") shall have been made available or delivered to the Company, and the December 31, Financials shall satisfy the requirements of the second sentence of Section 3.07(a).

     (h) Legal Opinion. The Company shall have received an opinion, dated as of the Effective Time, from Weintraub Genshlea Chediak, counsel to Zoi, in form and substance reasonably satisfactory to the Company.

     SECTION 8.04. Disclosure Schedule Updates. On February 12, 2007, Zoi entered in to an Acquisition and Stock Purchase Agreement ("Purchase Agreement") with Tournament Games and each of the shareholders of Tournament Games, which provides for the purchase by Zoi of all the outstanding capital stock of Tournament Games ("TG Acquisition"). The Company has reviewed the Purchase Agreement and the schedules and exhibits relating thereto. In addition, between the date of this Agreement and the Closing, Zoi may sell shares of its capital stock, notes, or securities convertible into its
securities to raise funds ("Financings").   From time to time prior to
Closing (each such date, a "Schedule Update Date"), Zoi shall update the Zoi Disclosure Schedule to include any information in the Zoi Disclosure Schedule relating to the TG Acquisition and the Financings that would have needed to be included the Zoi Disclosure Schedule if the representations and warranties were made as each applicable Schedule Update Date. Such updates to the Zoi Disclosure Schedule will be deemed to be part of the Zoi Disclosure Schedule for purposes of satisfying the closing conditions set forth in Section 8.03 of this Agreement.

                                   ARTICLE IX
                             TERMINATION AND WAIVER

     SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)     by the Company if, between the date hereof and the Closing
Date: (i) any representation or warranty of Zoi contained in this Agreement shall have been breached such that the conditions set forth in Section 8.03(a) would or could not be satisfied by April 30, 2007 (or, in the event
(A) the SEC reviews the Proxy Statement, (B) AMEX has not provided Zoi and the Company with reasonable assurances before April 30, 2007 that the Company Common Stock will continue to be listed on AMEX following the Effective Time, or (C) AMEX has not completed its review of the transactions contemplated hereby before April 30, 2007, such date will be extended as necessary to respond to SEC comments and/or to obtain such assurances and/or review from AMEX, but no later than May 31, 2007), (ii) Zoi shall not have complied in any material respect with any covenant or agreement to be complied with by it and contained in this Agreement within 15 days after receipt of notice of non-compliance from the Company; or (iii) Zoi or any of its Subsidiaries makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Zoi or any of its Subsidiaries seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

          (b) by either the Company or Zoi if the Closing Date shall not have occurred by April 30, 2007 (or, in the event (A) the SEC reviews the Proxy Statement, (B) AMEX has not provided Zoi and the Company with reasonable assurances before April 30, 2007 that the Company Common Stock will continue to be listed on AMEX following the Effective Time, or (C) AMEX has not completed its review of the transactions contemplated hereby before April 30, 2007, such date will be extended as necessary to respond to SEC comments and/or to obtain such assurances and/or review from AMEX, but no later than May 31, 2007); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date and such failure to fulfill the obligation constitutes a material breach of this Agreement; or

          (c) by either Zoi or the Company in the event that any Governmental Authority shall have issued a final, non-applicable order, decree or ruling or taken any other action permanently, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d)     by Zoi if, between the date hereof and the Closing Date,
(i) any representation or warranty of the Company, CET-Nevada or Merger Sub contained in this Agreement shall have been breached such that the conditions set forth in Section 8.02(a) would or could not be satisfied by April 30, 2007 (or, in the event (A) the SEC reviews the Proxy Statement, (B) AMEX has not provided Zoi and the Company with reasonable assurances before April 30, 2007 that the Company Common Stock will continue to be listed on AMEX following the Effective Time, or (C) AMEX has not completed its review of the transactions contemplated hereby before April 30, 2007, such date will be extended as necessary to respond to SEC comments and/or to obtain such assurances and/or review from AMEX, but no later than May 31, 2007), (ii) the Company or CET-Nevada shall not have complied in any material respect with any covenant or agreement to be complied with by it and contained in this Agreement within 15 days after receipt of notice of non-compliance from the Zoi, or (iii) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

          (e) by the mutual written consent authorized by the Boards of Directors of the Company and Zoi.

     SECTION 9.02. Effect of Termination. Any termination of this Agreement pursuant to Section 9.01 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in 5.02(b), this Section 9.01 and Article X and (b) that nothing herein shall relieve either party from liability for any willful breach of this Agreement.

     SECTION 9.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE X
                              GENERAL PROVISIONS

     SECTION 10.01. Non-Survival of Representations and Warranties. The representations and warranties of the Company, Merger Sub, Zoi and CET-Nevada contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     SECTION 10.02. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Effective Time shall have occurred.

     SECTION 10.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):

          (a) if to the Company, CET-Nevada or Merger Sub:

          CET Services, Inc.
          12503 E Euclid Dr #30,
          Centennial, CO 80111
          Telecopy:  720-875-9114
          Attention:  Steven Davis

          with a copy to:

          Krys Boyle, P.C.
          600 17th Street, Suite 2700 South Tower
          Denver, CO 80123
          Telecopy: 303-893-2882
          Attention: James P. Beck, Esq.

          and

          (b) if to Zoi:

          Zoi Interactive Technologies, Inc.
          3850 East Flamingo Road, #200
          Las Vegas, NV 89121
          Telecopy:  (702) 431-8377
          Attention:  Mr. Michael Calderone

          with a copy to:

          Weintraub Genshlea Chediak
          400 Capitol Mall, 11th Floor
          Sacramento, CA  95814
          Telecopy:  (916) 446-1611
          Attention:  Chris Chediak, Esq.

     SECTION 10.04. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior consent of the other parties, subject, in the case of the Company, to the Company's obligations to comply with applicable securities laws and ASE listing requirements, and the parties shall cooperate and consult with each other as to the timing and contents of any such press release or public announcement before such press release or public announcement is made, regardless of whether it is made in order to comply with applicable securities laws and ASE listing requirements.

     SECTION 10.05. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 10.07. Entire Agreement. This Agreement and the schedules and exhibits referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

     SECTION 10.08. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and Zoi (which consent may be granted or withheld in the sole discretion of the Company or Zoi). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 10.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each of the parties hereto or (b) by a waiver in accordance with Section 9.03.

     SECTION 10.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed entirely within that state.

     SECTION 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [remainder of page intentionally left blank]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CET SERVICES, INC., a California Corporation


By: /s/ Steven H. Davis
Name:  Steven Davis
Title: Chairman of the Board and
       Chief Executive Officer


CET SERVICES OF NEVADA, INC., a Nevada Corporation


By: /s/ Steven H. Davis
Name:  Steven Davis
Title: President


INTERACTIVE ACQUISITION CORPORATION, a Nevada Corporation


By: /s/ Steven H. Davis
Name:  Steven Davis
Title: President


ZOI INTERACTIVE TECHNOLOGIES, INC.


By: /s/ Michael Calderone
Name:  Michael Calderone
Title: Chairman of the Board and
       Chief Executive Officer



EXHIBIT A

                             VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of February 16, 2007, between Zoi Interactive Technologies, Inc., a Nevada corporation ("Target"), and the undersigned stockholder (the "Stockholder") of CET Services, Inc., a California corporation ("Company").
RECITALS

     A. Company, Interactive Acquisition Corporation, a wholly-owned subsidiary of Company ("Merger Sub"), and Target have entered an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Target. Pursuant to the Merger, all outstanding capital stock of Target shall be converted into common stock of Company or the Company's successor, as set forth in the Merger Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d 3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Company and shares subject to outstanding options and warrants as are indicated on the signature page of this Voting Agreement; and

     C. In consideration of the execution of the Merger Agreement by Target, Stockholder (in his capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

          (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (c) "Shares" shall mean: (i) all securities of Company (including all shares of Company Common Stock, and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Voting Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

          (d) "Transfer". A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein. Stockholder and the Company entered into that certain Stock Repurchase Agreement of even date herewith ("Stock Repurchase Agreement"). Stockholder's entering into the Stock Repurchase Agreement and the sale of Shares by Stockholder in accordance with the terms of the Stock Repurchase Agreement shall not constitute a "Transfer" for purposes of this Agreement.

     2.   Transfer of Shares.

          (a) Transfer Restrictions. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided that, notwithstanding the foregoing, Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of Stockholder's immediate family or to a trust for the benefit of Stockholder and/or any member of Stockholder's immediate family provided that (A) each such transferee shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Target may reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement, and (B) the aggregate number of shares (whether outstanding or underlying outstanding options and warrants) that may be so Transferred by Stockholder may not exceed one percent (1%) of Company's outstanding Common Stock as of the date hereof. For purposes of this Agreement, "immediate family" means Stockholder's spouse, parents, siblings, children or grandchildren.

          (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Voting Agreement with respect to any of the Shares.

     3. Agreement to Vote Shares. At every meeting of the stockholders of Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company, Stockholder (in his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

          (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

          (b) in favor of any matter that could reasonably be expected to facilitate the Merger; and

          (c) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement.

Stockholder further agrees that if a meeting is held Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

     4. Agreement Not to Exercise Appraisal Rights. Stockholder agrees not to exercise any rights (including, without limitation, under Chapter 13 of the California Corporations Code) to demand appraisal of any Shares which may arise with respect to the Merger.

     5. Directors and Officers. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Company (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 3.

     6. Irrevocable Proxy. Concurrently with the execution of this Voting Agreement, Stockholder agrees to deliver to Target a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

     7. No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in Target any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Target shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

     8.   Representations and Warranties of the Stockholder.

          (a) Power; Binding Agreement. Stockholder has full power and authority to execute and deliver this Voting Agreement and the Proxy, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby.

          (b) No Conflicts. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          (c) Ownership of Shares. Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever ("Encumbrances") (except any Encumbrances arising under securities laws or arising hereunder); and (ii) does not beneficially own any securities of Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement.

          (d) Voting Power. Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of Stockholder's Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Voting Agreement.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

          (f) Reliance by Target. Stockholder understands and acknowledges that Target is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Voting Agreement.

     9. Certain Restrictions. Prior to the termination of this Voting Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

     10. Disclosure. Stockholder agrees to permit Target to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission or the California Department of Corporations, and any press release or other disclosure document that Target, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder's identity and ownership of Shares and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

     11. Consents and Waivers. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

     12. Additional Documents. Stockholder (in his or her capacity as such) and Target hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Target, to carry out the intent of this Voting Agreement.

     13. Legending of Shares. If so requested by Target, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Voting Agreement and to an irrevocable proxy.

     14. Termination. This Voting Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 14 shall relieve or otherwise limit any party of liability for breach of this Voting Agreement.

     15.  Miscellaneous.

          (a) Validity. The invalidity or unenforceability of any provision of this Voting Agreement will not affect the validity or enforceability of the other provisions of this Voting Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Voting Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Voting Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

          (b) Binding Effect and Assignment. This Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c) Amendments; Waiver. This Voting Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

          (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Target shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Target upon any such violation, Target shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Target at law or in equity.

          (e) Notices. All notices and other communications pursuant to this Voting Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Target:          3850 E. Flamingo Road
                            Las Vegas, CA 89121
     Attention:             Chief Executive Officer
     Telecopy No.:          (702) 804-1231

     with a copy to:        Weintraub Genshle Chediak Law Corporation
                            400 Capitol Mall, Suite 1100
                            Sacramento, CA  9581
     Attention:             Michael De Angelis, Esq.
     Telecopy No.:          (916) 446-1611

     If to Stockholder:     To the address for notice set forth on the
                            signature page hereof.

          (f) No Waiver. The failure of any party to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (g) No Third Party Beneficiaries. This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h) Governing Law. This Voting Agreement shall be governed by the laws of the State of Nevada, without reference to rules of conflicts of law.

          (i) Submission to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any California state or federal court sitting in Sacramento. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Sacramento County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

          (j) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (k) Entire Agreement. This Voting Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          (l) Severability. If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

          (m)     Interpretation.

                  (i) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                  (ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          (n) Expenses. All costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (o) Further Assurances. From time to time, at any other party's request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

          (p) Counterparts. This Voting Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (q) No Obligation to Exercise Options. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

           [The remainder of this page has been intentionally left blank]



     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

ZOI INTERACTIVE TECHNOLOGIES, INC.     STOCKHOLDER



By:________________________________    ____________________________________
    Michael Calderone,                 Steven H. Davis
    Chief Executive Officer

                                       ____________________________________
                                       Print Address


                                       Telephone __________________________

                                       Facsimile No. ______________________

                                       Shares beneficially owned:

                                       _____  shares of Company Common Stock
                                       _____  shares of Company Common Stock
                                       issuable upon exercise of outstanding
                                       options
                                       ______  shares of Company Common Stock
                                       issuable upon exercise of outstanding
                                       warrants

                       [Signature Page to Voting Agreement]


                               IRREVOCABLE PROXY

     The undersigned stockholder ("Stockholder") of CET Services, Inc., a California corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Michael Calderone and Jeff Spear of Zoi Interactive Technology, a Nevada corporation ("Target"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Target and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Target entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), among Company, Interactive Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Company ("Merger Sub"), CET Services of Nevada, Inc., a Nevada corporation, and Target. The Merger Agreement provides for the merger of Merger Sub with and into Target in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to
Article IX thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger; and (iii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or the transactions contemplated by the Merger Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                          [Signature Page to Follow]

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: February 16, 2007

                          Signature of Stockholder:  _______________________
                          Print Name of Stockholder: Steven H. Davis



                   [Signature Page to Irrevocable Proxy]